  As filed with the Securities and Exchange Commission on March 6, 2000

                                                Registration No. 333-30932
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                            SLM FUNDING CORPORATION
            (Exact name of registrant as specified in its charter)
       Delaware                     9999                   23-2815650
    (State or other           (Primary Standard         (I.R.S. employer
    jurisdiction of              Industrial            identification no.)
   incorporation or          Classification Code
     organization)                 Number)
                             777 Twin Creek Drive
                               Killeen, TX 76543
                                (817) 554-4500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          Marianne M. Keler, Esquire
                             c/o Sallie Mae, Inc.
                            11600 Sallie Mae Drive
                               Reston, VA 20193
                                (703) 810-3000
  (Address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
                               Charles E. Bryan
                         Cadwalader, Wickersham & Taft
                         1333 New Hampshire Avenue, NW
                            Washington, D.C. 20036
  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                   CALCULATION OF REGISTRATION FEE (1)

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                           Proposed Maximum
 Title of Each Class of                  Proposed Maximum     Aggregate
    Securities to be      Amount to be   Per Unit Offering  Offering Price     Amount of
       Registered          Registered        Price (2)           (2)        Registration Fee
--------------------------------------------------------------------------------------------
Student Loan-backed
 Securities............  $12,000,000,000       100%        $12,000,000,000   $3,176,230.19
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429 under the Securities Act of 1933, of the $12.5 billion of Student Loan-Backed Securities previously registered on Form S-3 (File No. 333-44465), $265,490,000 of such securities are being carried forward to this Registration Statement. The Registrant previously paid the Commission (i) a filing fee in the amount of $3,706,464.77 in connection with the filing of such Form S-3 of which $78,319.55 is attributable to the $265,490,000 of securities being carried forward and (ii) a filing fee in the amount of $264 in connection with the initial filing of this Registration Statement.

(2) Estimated solely for the purposes of calculating the registration fee.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that is a part of this Registration Statement relates to the Student Loan-Backed Securities to be registered hereby as well as the Student Loan-Backed Securities that were originally registered (but not issued) under the Registrant's Registration Statement on Form S-3 (File No. 333-44465) (which was declared effective on February 2, 1998) and that are being carried forward to this Registration Statement. This Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 333-44465 and such Post-Effective Amendment shall thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION DATED MARCH  , 2000
             Prospectus Supplement to Prospectus dated       , 2000

                                     $

                          SLM Student Loan Trust 200-
                                     Issuer
                            SLM Funding Corporation
                                     Seller

                        Sallie Mae Servicing Corporation
                                    Servicer
                  Floating Rate Student Loan-Backed Securities

             On       , 20 , the trust will issue*:

                            Class A-1 Notes    Class A-2 Notes  Certificates
                            ----------------- ----------------- ------------
                            Class     Class    Class    Class
                             A-1T      A-1L     A-2T     A-2L   Certificates
             Principal       $         $      $          $          $
             Interest Rate  91-day    -month   91-day   -month     -month
                            T-Bill    LIBOR    T-bill   LIBOR      LIBOR
                            plus   % plus   % plus   % plus   %   plus   %
             Maturity             , 20               , 20            , 20

             The trust will make payments quarterly beginning    20 ,
             primarily from collections on a pool of student loans.

             The trust will pay principal first pro rata to the class A-1 notes until paid in full and second pro rata to the class A-2 notes until paid in full. The trust will pay principal on the certificates after all classes of notes have been paid in full.

             We are offering the notes and certificates through the underwriters at the prices shown below, when and if issued. The securities will not be listed on any exchange.

             ------------------------------------------------------------------

                                                                            Proceeds
                                      Price to         Underwriting          to the
                                       Public            Discount            Seller
                                      --------         ------------         --------
             Per Class A-1T Note          %                  %                  %
             Per Class A-1L Note          %                  %                  %
             Per Class A-2T Note          %                  %                  %
             Per Class A-2L Note          %                  %                  %
             Per Certificate              %                  %                  %

             We expect the aggregate proceeds to the seller to be $    before
             deducting expenses payable by the seller estimated to be $   .

             Neither the SEC nor any state securities commission has approved or disapproved the notes or certificates or determined whether this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

             * For illustrative purposes only. Each class of securities may have a different specified rate of interest, which may be fixed, variable, adjustable or auction-determined rates or any combination of the foregoing, and there may be additional classes offered .

                                 [Underwriter]

                                        , 20

 You should consider carefully the risk factors beginning on page S-17 of this prospectus supplement and on page 19 of the prospectus.

 The certificates represent interests in, and the notes represent obligations of, the trust only. They are not interests in or obligations of SLM Holding Corporation, the seller, Student Loan Marketing Association, the servicer or any of their affiliates.

 Neither the certificates nor the notes are guaranteed or insured by the United States of America or any governmental agency.

 This prospectus supplement may be used to offer and sell the notes or certificates only if accompanied by the prospectus.

 Information contained in this document is subject to completion or amendment.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Summary of Terms.........................................................   S-4
 . Issuer.................................................................   S-4
 . Information about the Securities ......................................   S-4
 . The Notes..............................................................   S-4
 . The Certificates.......................................................   S-6
 . Indenture Trustee......................................................   S-7
 . Eligible Lender Trustee................................................   S-7
 . Administrator..........................................................   S-7
 . Information about the Trust............................................   S-7
 Formation of the Trust..................................................   S-7
 Its Assets..............................................................   S-8
 . Administration of the Trust............................................   S-9
 Servicing of the Assets.................................................  S-12
 Compensation of the Servicer............................................  S-12
 . Termination of the Trust...............................................  S-12
 Optional Purchase.......................................................  S-12
 Auction of Trust Assets.................................................  S-13
 . Swap Agreement.........................................................  S-14
 . Tax Considerations.....................................................  S-14
 . ERISA Considerations...................................................  S-15
 . Rating of the Securities...............................................  S-15
 . Risk Factors...........................................................  S-16
 . CUSIP Numbers..........................................................  S-16
Risk Factors.............................................................  S-17
 . The Class A-2 Notes Bear Sequential Payment Risk and the Certificates
  Bear Subordination Risk................................................  S-17
 . Change in Federal Direct Consolidation Loan Rate May Encourage
  Prepayments............................................................  S-17
 . Initial Principal Balance of Securities Exceeds Trust Assets...........  S-18
 . The Swap Agreement May Create Credit Risks.............................  S-18
 .Year 2000 Issues Could Adversely Affect the Trust's Liquidity and the
  Timing of Payments.....................................................  S-19
Defined Terms............................................................  S-19
Formation of the Trust...................................................  S-20
 . The Trust..............................................................  S-20
 . Capitalization of the Trust............................................  S-21
 . Eligible Lender Trustee................................................  S-21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  S-21
 . Sources of Capital and Liquidity.......................................  S-21
 . Results of Operations..................................................  S-22
Use of Proceeds..........................................................  S-22
The Trust Student Loan Pool..............................................  S-22
 .Insurance of Student Loans; Guarantors of Student Loans.................  S-32
 . Cure Period for Trust Student Loans....................................  S-36
 .Consolidation of Federal Benefit Billings and Receipts and Guarantor
  Claims with Other Trusts...............................................  S-37
Description of the Securities............................................  S-38
 . General................................................................  S-38
 . The Notes..............................................................  S-38
 . The Certificates.......................................................  S-39
 . Determination of T-Bill Rates..........................................  S-41
 . Determination of LIBOR.................................................  S-42
 . Accounts...............................................................  S-44
 . Servicing Compensation.................................................  S-44
 . Distributions..........................................................  S-44
 . Credit Enhancement.....................................................  S-46
 . Administration Fee.....................................................  S-48
 . Swap Agreement.........................................................  S-48
ERISA Considerations.....................................................  S-53
Reports to Securityholders...............................................  S-55
Underwriting.............................................................  S-56
Ratings of the Securities................................................  S-59
Legal Matters............................................................  S-59
Glossary for Prospectus Supplement.......................................  S-60

                                   Prospectus

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   6
 . Principal Parties......................................................   6
 . The Notes..............................................................   7
 . The Certificates.......................................................   8
 . Assets of the Trust....................................................   9
 . Collection Account.....................................................  10
 . Pre-Funding Account....................................................  10
 . Reserve Account........................................................  11
 .Credit and Cash Flow or other Enhancement or Derivative Arrangements....  11
 . Purchase Agreements....................................................  12
 . Sale Agreements........................................................  12
 . Servicing Agreements...................................................  12
 . Servicing Fee..........................................................  13
 . Administration Agreement...............................................  13
 . Administration Fee.....................................................  13
 . Representations and Warranties of the Seller...........................  13
 . Representations and Warranties of Sallie Mae...........................  14
 . Covenants of the Servicer..............................................  15
 . Optional Purchase......................................................  15
 . Auction of Trust Assets................................................  16
 . Tax Considerations.....................................................  16
 . ERISA Considerations...................................................  17
 . Capital Treatment of the Notes.........................................  17
 . Ratings................................................................  18
Risk Factors.............................................................  19
Formation of the Trusts..................................................  29
Use of Proceeds..........................................................  30
Sallie Mae, The Seller and The Servicer..................................  30
The Student Loan Pools...................................................  32
Transfer and Servicing Agreements........................................  38
Servicing and Administration.............................................  41
Trading Information......................................................  50
Description of the Notes.................................................  53
Description of the Certificates..........................................  59
Certain Information Regarding the Securities.............................  60
Certain Legal Aspects of the Student Loans...............................  67
U.S. Federal Income Tax Consequences.....................................  69
State Tax Consequences...................................................  81
ERISA Considerations.....................................................  81
Available Information....................................................  83
Reports to Securityholders...............................................  84
Incorporation of Certain Documents by Reference..........................  84
The Plan of Distribution.................................................  85
Legal Matters............................................................  86
Appendix A: Federal Family Education Loan Program........................ A-1
Appendix B: Global Clearance, Settlement and Tax Documentation
 Procedures.............................................................. B-1

                 THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

  We provide information to you about the notes and the certificates in two separate sections of this document that provide progressively more detailed information. These two sections are: (a) the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes or certificates, and (b) this prospectus supplement, which describes the specific terms of the notes and certificates being offered.

  For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Table of Contents on page S-2 provides the pages on which these captions can be found.

                               ----------------

  Neither the notes nor the certificates may be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                                SUMMARY OF TERMS

    This summary highlights selected information about the notes and the certificates. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding. You should read the full description of this information appearing elsewhere in this document and in the prospectus.

ISSUER

SLM Student Loan Trust 200 - .

INFORMATION ABOUT THE SECURITIES

The trust is offering the following classes of securities:

  .  Floating Rate Class A-1T Student Loan-Backed Notes in the amount of
     $    ;

  .  Floating Rate Class A-1L Student Loan-Backed Notes in the amount of
     $    ;

  .  Floating Rate Class A-2T Student Loan-Backed Notes in the amount of
     $    ;

  .  Floating Rate Class A-2L Student Loan-Backed Notes in the amount of
     $    ;

  .  Floating Rate Student Loan-Backed Certificates in the amount of $    .

The securities will receive payments primarily from collections on a pool of trust student loans.

THE NOTES

The notes are debt obligations of the trust.

Interest will accrue on the principal balance of the notes during three-month accrual periods and will be paid on quarterly distribution dates.

An accrual period begins on a distribution date and ends on the day before the
next distribution date. The first accrual period, however, will begin on     ,
20 , the closing date, and end on     , 20 , the day before the first
distribution date.

A distribution date is the 25th of each January, April, July and October,
beginning     , 20 . If any January 25, April 25, July 25 or October 25 is not
a business day, the distribution date will be the next business day.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

 . Interest Rates.* The notes will bear interest at the annual rates listed below:

  . The class A-1T rate will be the daily weighted average of the 91-day Treasury bill rates for each day within the applicable accrual period
     plus   %;

  .  The class A-1L rate will be three-month LIBOR, except for the first
     accrual period, which will be   -month LIBOR, as determined on the
     second business day before the beginning of the applicable accrual
     period plus   %;

  . The class A-2T rate will be the daily weighted average of the 91-day Treasury bill rates for each day within the applicable accrual period
     plus   %; and

  .  The class A-2L rate will be three-month LIBOR, except for the first
     accrual period, which will be   -month LIBOR, as determined on the
     second
--------

*The interest rate on the securities may be capped at a rate, which in general will equal the expected weighted average interest rate of the trust student loans less servicing and administration fees. If so, and if the interest rate is so capped for any distribution date, this will create a "carryover" of interest that will be payable on later distribution dates if funds are available after paying the servicer any carryover servicing fee.

     business day before the beginning of the applicable accrual period plus
      %.

In most cases, the class A-1T and class A-2T rates will adjust weekly on the calendar day following each auction of 91-day Treasury bills. See "Description of the Securities--Determination of T-Bill Rates."

For the class A-1T and class A-2T notes, we calculate interest based on the actual number of days elapsed in each accrual period divided by 365, or 366 for a leap year.

For the class A-1L and class A-2L notes, we calculate interest based on the actual number of days elapsed in each accrual period divided by 360.

 . Interest Payments. Interest accrued on the outstanding principal amount of the notes during each accrual period will be payable on the related distribution date.

 . Principal Payments. Principal of the notes will be payable on each distribution date in an amount generally equal to (a) the principal distribution amount for that distribution date plus (b) any shortfall in the payment of note principal as of the preceding distribution date.


Note principal will be applied sequentially on each distribution date:

  . first, pro rata to the class A-1T and class A-1L notes until their principal balance is reduced to zero; and

  . second, pro rata to the class A-2T and class A-2L notes until their principal balance is reduced to zero.

 .  Maturity Dates.

  .  The class A-1 notes will mature no later than     , 20  ; and

  .  the class A-2 notes will mature no later than     , 20  .

The actual maturity of the class A-1 notes and the class A-2 notes could occur sooner. This may happen if, for example,

  .  there are prepayments on the trust student loans;

  . the seller exercises its option to purchase any remaining trust student loans; or

  .  the indenture trustee auctions the remaining trust student loans.

 . Denominations. The notes will be available for purchase in multiples of $1,000. They will be available only in DTC book-entry form, which means that you will not receive a certificate representing your notes except in very limited circumstances.

 . Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.

THE CERTIFICATES

The certificates represent ownership interests in the trust. The initial
certificate balance will equal $    .

 . Return on the Certificates. The certificates will bear interest at an annual rate equal to:

  Three-month LIBOR, except for the first accrual period, which will be   -
  month LIBOR, as determined on the second business day before the beginning
  of the applicable accrual period plus   %.

We calculate return on the certificates based on the actual number of days elapsed in each accrual period divided by 360.

 .  Payments of Accrued Return

  On each distribution date, holders of record of certificates as of the record date will be paid return at the certificate rate on the certificate balance.

 . Distribution of the Certificate Balance. Distributions on the certificate balance will be made only after the notes have been paid in full, in an amount generally equal to (a) the remaining principal distribution amount plus (b) any shortfall in the payment of the certificate balance as of the preceding distribution date. See "Description of the Securities-- Distributions."

 .  Final Distribution Date. Distribution of any remaining certificate balance
   will be made no later than     , 20  . However, final distribution of the
   certificate balance could occur earlier as a result of the same factors that may cause an early maturity of the notes.

 . Subordination of the Certificates. Distributions of return on the certificates will be subordinated to the payment of interest on the notes. Distributions of the certificate balance will be subordinated to the payment of both interest and principal on the notes. See "Description of the Securities--The Certificates--Subordination of the Certificates."

 . Denominations. Certificates will be available for purchase in denominations of $[100,000] and additional increments of $1,000. They will be available in DTC book-entry form only.

INDENTURE TRUSTEE

The trust will issue the notes under an indenture.

Under the indenture, Bankers Trust Company will act as indenture trustee for the benefit of and to protect the interests of the noteholders.

ELIGIBLE LENDER TRUSTEE

The trust will issue the certificates under a trust agreement. Chase Manhattan Bank Delaware will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust for certificateholders.

ADMINISTRATOR

The Student Loan Marketing Association, known as Sallie Mae, will act as the administrator of the trust under an administration agreement. Sallie Mae is a government-sponsored enterprise and currently owns the trust student loans. Under some circumstances, Sallie Mae may transfer its obligations as administrator. See "Servicing and Administration--Administration Agreement" in the prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust will be a Delaware business trust.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the securities and other related activities. See "Formation of the Trust--The Trust."

SLM Funding Corporation, as seller, after acquiring the student loans from Sallie Mae or another eligible lender specified in the prospectus supplement and described in detail comparable to the description of Sallie Mae in the prospectus under a purchase agreement, will sell them to the trust on the closing date under a sale agreement. The seller is a wholly-owned subsidiary of Sallie Mae. Because the seller is not eligible under the federal higher education laws to hold legal title to the student loans, Chase Manhattan Bank Delaware, as interim eligible lender trustee, will hold legal title to the student loans for the seller under an interim trust arrangement.

Its Assets

The assets of the trust will include:

 .  the trust student loans;

 .  collections and other payments on the trust student loans;

 . funds it will hold in its trust accounts, including a collection account and a reserve account; and

 .  its rights under the swap agreement described under "Swap Agreement" below.*

The rest of this section describes the trust student loans and trust accounts more fully.

 . Trust Student Loans. The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan
   Program, known as FFELP, or made under a program of private insurance. Some of the trust student loans are consolidation loans, which are used to combine the borrower's obligations under various federally authorized student loan programs into a single loan.

  The trust student loans had an initial pool balance of approximately
--------
* References to a swap agreement are for illustrative purposes only. Any similar cash flow enhancement will be described comparably.

  $       as of the cutoff date,        , 20  .


  As of the cutoff date, the weighted average annual interest rate of the
  trust student loans was approximately   % and their weighted average
  remaining term to scheduled maturity was approximately   months.

  Sallie Mae originally acquired the trust student loans in the ordinary course of its student loan financing business. Guarantee agencies described in this document guarantee all of the trust student loans. They are reinsured by the United States Department of Education.


  The trust student loans have been selected from the student loans owned by Sallie Mae based on the criteria established by the seller, as described in this prospectus supplement and the prospectus.

 . Collection Account. The administrator will deposit collections on the trust student loans, interest subsidy payments, special allowance payments and any payments received from the swap counterparty into the collection account.

 .  Reserve Account. The administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the securities into the reserve account on the closing date. The deposit will be in cash or eligible investments
   equal to $      . Funds in the reserve account may be replenished on each
   distribution date by additional funds available after all prior required distributions have been made. See "Description of the Securities-- Distributions."

  The reserve account enhances the likelihood of payment to noteholders and certificateholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders or certificateholders.

ADMINISTRATION OF THE TRUST

Sallie Mae, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account. These funds will be applied monthly to the payment of the primary servicing fee and on each distribution date generally as shown in the following chart.


                                           COLLECTION ACCOUNT
                  1st                           SERVICER
                                         (Primary Servicing Fee)

                  2nd                          ADMINISTRATOR
                                          (Administration Fees)

                  3rd                       SWAP COUNTERPARTY
                                                Swap Fee)

                                                NOTEHOLDERS
                  4th                      (Noteholders' Interest
                                             Distribution Amount)

                                             CERTIFICATEHOLDERS
                  5th                       (Certificateholders'
                                         Return Distribution Amount)

                  6th
    (first pro rata to the class A-1             NOTEHOLDERS
     noteholders and then pro rata to      (Noteholders' Principal
       the class A-2 noteholders)            Distribution Amount)

                  7th                         CERTIFICATEHOLDERS
           (after the notes                  (Certificate Balance
            are paid in full)                 Distribution Amount)

                                                RESERVE ACCOUNT
                  8th                    (Amount, if any, necessary to
                                         reinstate the reserve account
                                        balance to the Specified Reserve
                                                Account Balance)

                   9th                         SWAP COUNTERPARTY
                                            (Swap payments, if any)

                                                    SERVICER
                  10th                  (Carryover Servicing Fee, if any)

                                                 RESERVE ACCOUNT
                  11th                       (any remaining amounts)


Amounts remaining in the reserve account on any distribution date in excess of a specified reserve account balance will, after the payments described below, be released to the seller.

The specified reserve account balance is an amount, generally subject to a floor of $ , required to be maintained in the reserve account. More specifically, the specified reserve account balance for any distribution date
will be equal to the greater of (a)   % of the pool balance at the end of the
related collection period and (b) $   . It will be subject to adjustment as
described in this document. In no event will it exceed the outstanding balance of the securities.

A collection period is a calendar quarter or, for the first collection period,
the period from the cutoff date through     , 20 .

The following chart depicts the distribution of amounts in the reserve account on any distribution date, after the required distributions for that distribution date have been made, in excess of the specified reserve account balance.

                                              RESERVE ACCOUNT

                                                 Excess $
                                             SPECIFIED RESERVE
                                              ACCOUNT BALANCE

          1st                                   NOTEHOLDERS
                                          (Note Principal Shortfall)

          2nd                                 CERTIFICATEHOLDERS
                                       (Certificate Balance Shortfall)

          3rd                                  SWAP COUNTERPARTY
                                                (Swap payments)

          4th                                      SERVICER
                                           (Carryover Servicing Fee)

          Last                                      SELLER

The reserve account will be available to cover any shortfalls in payments of the primary servicing fee, the administration fee, the swap fee, the noteholders' interest distribution amount and the certificateholders' return distribution amount. In addition, the reserve account will be available:

(a) on the class A-1 maturity date and the class A-2 maturity date, to cover shortfalls in payments of the noteholders' principal and accrued interest, and

(b) on the final distribution date upon termination of the trust, to pay the certificate balance and accrued return, any payments owing to the swap counterparty and any carryover servicing fee.

If the market value of the reserve account on any distribution date is sufficient to pay the remaining principal and interest accrued on the notes, the remaining certificate balance, any accrued return on the certificates, any payments owing to the swap counterparty and any carryover servicing fee, amounts on deposit in the reserve account will be so applied on that distribution date.

See "Description of the Securities--Credit Enhancement--Reserve Account."

Transfer of the Assets to the Trust. Under a sale agreement, the seller will sell the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.

If the seller breaches a representation under the sale agreement regarding a trust student loan, generally it will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Servicing of the Assets

Under a servicing agreement, Sallie Mae Servicing Corporation [or another third-party servicer of student loans specified in the prospectus supplement and described in detail comparable to the description of Sallie Mae Servicing Corporation in the prospectus], as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. [ The servicer, an affiliate of Sallie Mae, manages and operates Sallie Mae's loan servicing functions.] See "Servicing and Administration--Servicing Procedure" and "Servicing and Administration-- Administration Agreement" in the prospectus. Under certain circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration--Certain Matters Regarding the Servicer" in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "The Trust Student Loan Pool--Insurance of Student Loans."

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to

 . in the case of trust student loans other than consolidation loans, 1/12th of % of their outstanding principal amount, plus

 .  in the case of consolidation loans, 1/12th of   % of their outstanding
   principal amount.

The primary servicing fee will be payable out of available funds and amounts on deposit in the reserve account on the 25th of each month or the next business
day, beginning     , 20  . Fees are calculated as of the last day of the
preceding calendar month. Fees will include amounts from any prior such monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of

 .  the amount of specified increases in the costs incurred by the servicer;

 .   the amount of specified conversion, transfer and removal fees;

 .   any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

 .   interest on any unpaid amounts as described in the servicing agreement.

See "Description of the Securities--Servicing Compensation."

TERMINATION OF THE TRUST

The trust will terminate upon:

 . the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

 . the payment of all amounts required to be paid to the noteholders and the certificateholders.

See "The Student Loan Pools --Termination" in the prospectus.

Optional Purchase

The seller may purchase or arrange for the purchase of all remaining trust student loans on any distribution date when the pool balance is % or less of the initial pool balance. The seller's exercise of this purchase option will result in the early retirement of the notes and the certificates. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount plus any amount owing to the swap counterparty.

This prescribed minimum purchase amount is the amount that would be sufficient to

 .   reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero;

 .   pay to noteholders the interest payable on the related distribution date;

 .   reduce the certificate balance to zero; and

 .   pay to certificateholders the return payable on the related distribution date.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when the pool balance is % or less of the initial pool balance. The trust auction date will be the 3rd business day before the related distribution date. An auction will occur only if the seller has first waived its optional purchase right described above. The seller will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The seller and its affiliates, including Sallie Mae and the servicer, and unrelated third parties may offer bids to purchase the trust student loans on the trust auction date.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds the minimum purchase amount or the fair market value of the trust student loans as of the end of the related collection period, whichever is higher. If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the seller will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered.

The net proceeds of any auction sale will be used to retire any outstanding notes and certificates on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the seller's waiver of its option to purchase remaining trust student loans.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the seller, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments of note principal and certificate balance. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

SWAP AGREEMENT

The trust will enter into a swap agreement as of the closing date with a swap counterparty. The swap counterparty will be required to pay to the trust, on or before the business day preceding each distribution date, an amount calculated on a quarterly basis equal to the sum of:

 .   the excess, if any, of the class A-1L rate over the student loan rate multiplied by the principal amount of the class A-1L notes; plus

 .   the excess, if any, of the class A-2L rate over the student loan rate multiplied by the principal amount of the class A-2L notes; plus

 .   the excess, if any, of the certificate rate over the student loan rate multiplied by the certificate balance.

The student loan rate, in general, will equal the expected weighted average interest rate of the trust student loans less servicing, administration and swap fees.

On each distribution date, the swap counterparty will be paid from the collection account, before any payments are made to the noteholders or certificateholders, a blended fee, based upon the estimated weighted average
life of the securities, equal to approximately   % of the aggregate principal
balance of the LIBOR-based securities. In addition, on each distribution date, the swap counterparty will be paid from the collection account, after funds from the collection account are applied, if necessary, to reinstate the reserve account to the specified reserve account balance, a sum equal to any unreimbursed swap counterparty payments received by the trust plus interest.

See "Description of the Securities--Swap Agreement."

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

 .   Federal tax counsel and Delaware tax counsel for the trust are of the opinion that the notes will be characterized as debt for federal and Delaware state income tax purposes.

 .   Federal tax counsel is also of the opinion that, for federal income tax purposes, the trust will not be taxable as a corporation. By accepting a certificate, a certificateholder will agree to treat the trust as a partnership in which it is a partner.

 .   A certificateholder will be required to take into account separately its allocable share of income, gains, losses, deductions and credits of the trust, including income, gains, losses and deductions attributable to the swap agreements. The swap agreement should be considered a notional principal contract for federal income tax purposes. The trust intends to report any payments it receives under the swap agreement as ordinary income and to deduct the swap fee as an ordinary expense, as those items accrue. In addition, the trust intends to amortize any transaction fee attributable to the swap agreements as an ordinary expense over the term of the swap agreement using a reasonable method. Finally, the trust intends to treat any payments, other than the swap fee, that it makes under the swap agreement as contingent payments, and to treat those amounts as ordinary expenses when paid.

 . In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes. Noteholders and certificateholders that are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of notes or certificates.

See "U.S. Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

 . The Notes. Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan, including an insurance company general account, that is subject to Title I of ERISA or
   Section 4975 of the Internal Revenue Code only if an exemption from the prohibited transaction rules applies, so that the purchase and holding of the notes by or on behalf of the plan will not result in a non-exempt prohibited transaction. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to it.

 . The Certificates. The certificates may not be acquired by, on behalf of, or using the assets of any plan, including an insurance company general account, of the type described above. Each purchaser of certificates will be deemed to represent that it is not such a plan, is not purchasing the certificates on behalf of a plan, and is not using the assets of a plan to purchase any of the certificates. Further, each purchaser of certificates will be deemed to agree that if its certificates are subsequently determined to be plan assets, that purchaser will dispose of them.

See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATING OF THE SECURITIES

The securities are required to be rated by at least two nationally recognized rating agencies identified in the indenture as follows:

Notes: Highest rating category
Certificates: One of the three highest rating categories

See "Ratings of the Securities."

RISK FACTORS

Some of the factors you should consider before making an investment in the Certificates are described in this prospectus supplement and in the prospectus under "Risk Factors."

CUSIP NUMBERS

 .Class A-1T notes:78442

 .Class A-1L notes:78442

 .Class A-2T notes: 78442

 .Class A-2L notes:78442

 .Certificates:78442

                                  RISK FACTORS

  You should carefully consider the following factors in deciding whether to purchase any note or certificate. The prospectus describes additional risk factors that you should also consider beginning on page 19. These risk factors could affect your investment in or return on the notes and the certificates.


Sequential Payment of      Certificateholders and, to a lesser extent, class
the Class A-2 Notes and    A-2 noteholders bear a greater risk of loss than do
Subordination of the       class A-1 noteholders:
Certificates Results in
a Greater Risk of Loss

                           .  No principal will be paid to class A-2
                              noteholders until the class A-1 noteholders have been paid in full; and

                           . No distribution of certificate balance will be made to Certificateholders until the class A-1 noteholders and class A-2 noteholders have been paid in full.

Change in Federal Direct   On October 7, 1998, the President signed into law
Consolidation Loan Rate    the Higher Education Amendments of 1998,
May Encourage              legislation that reauthorized federal higher
Prepayments                education loan programs for a six-year period. This
                           legislation maintained reduced borrower interest rates for federal direct consolidation loans whose applications were received by January 31, 1999.
                           Borrower interest rates were maintained at
                           7.46 percent, or 6.86 percent during in-school and grace periods, adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent, or 1.7 percent during in-school and grace periods.

                           The availability of the reduced borrower interest rates on these federal direct consolidation loans may increase the likelihood that a trust student loan will be prepaid. We do not know the volume of trust student loans that may be prepaid because of this factor. We believe, however, that most of the applications received by the Department of Education by the January 31, 1999 deadline have been processed and, accordingly, that the volume of trust student loans that may be prepaid because of the reduced borrower interest rates on federal direct consolidation loans will not be material.

Because the Initial        The initial pool balance plus the initial deposit
Principal Balance of       to the collection account is approximately   % of
Securities Exceeds Trust   the aggregate principal amount of the securities.
Assets You May Be          Securityholders must rely primarily on interest
Adversely Affected by a    payments on the trust student loans and other trust
High Rate of Prepayments   assets, in excess of servicing, administration and
                           swap fees and interest payable on the securities, to reduce the aggregate principal amount of the securities to the pool balance. The securityholders, especially certificateholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal amount of the securities for some period.

If the Swap Counterparty   The trust will enter into a swap agreement with the
Defaults, Your             swap counterparty intended to mitigate the basis
Securities May Have        risk associated with the notes and the
Greater Basis Risk and     certificates. Basis risk is the risk that
The Trust's Ability to     shortfalls might occur because the interest rates
Pay Principal and          of the trust student loans and those of the
Interest on Your           securities adjust on the basis of different
Securities May Be          indexes. If a payment is due to the trust under the
Compromised                swap agreement, a default by the swap counterparty
                           may reduce the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

                           In addition, an early termination of the swap agreement may occur in the event that either:

                           . the swap counterparty fails to make a required payment within three business days of the date that payment was due; or

                           . the swap counterparty fails, within 45 calendar days of the date on which the credit ratings of the swap counterparty fall below the required ratings specified in the swap agreement, to:

                              . obtain a replacement swap agreement with terms substantially the same as the swap agreement; or

                              . establish any other arrangement satisfactory to the trust and the applicable rating agencies.

                           If an early termination occurs, the trust may no longer have the benefit of the swap agreement. You cannot be certain that the trust will be able to enter into a substitute swap agreement.

Year 2000 Issues Could     The "year 2000 issue" refers to a wide variety of
Adversely Affect the       computer problems that may arise from the inability
Trust's Liquidity and      of computer programs to properly process date-
the Timing of Payments     sensitive information relating to the year 2000 and
                           the years after 2000.

                           By the end of 1998, the administrator and the servicer achieved year 2000 readiness for all internal applications. During 1999 they completed year 2000 readiness testing with their external business partners and developed year 2000 contingency plans. The failure by the administrator, the servicer or any of their significant business partners to have resolved a material year 2000 issue, however, could interrupt normal business activities or operations such as making timely payments on the securities or servicing the trust student loans.

                           The servicer, on behalf of the trust, will submit claims to various guarantee agencies for payment on defaulted trust student loans and in other circumstances. If any guarantee agency that guarantees a significant portion of the trust student loans is unable to timely process guarantee payments because of its failure to have remediated its year 2000 issues, the trust's liquidity could be adversely affected, possibly to a material extent. This also could happen if the Department of Education is unable to timely process interest subsidy or special allowance payments because of year 2000 issues.

                           To date, we are unaware of any significant year 2000 failures incurred by any of these entities.

                               DEFINED TERMS

  In later sections, we use a few terms that we define in the Glossary on page S-60. These terms appear in bold face on their first use and in initial capital letters in all cases.

                             FORMATION OF THE TRUST

The Trust

  The SLM Student Loan Trust 200 -  will be a trust newly formed under Delaware
law and under a trust agreement to be dated as of     , 20  between the seller
and the eligible lender trustee. After its formation, the trust will not engage in any activity other than:

  . acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

  .  issuing the certificates and the notes;

  .  making payments on them; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

  The trust will be initially capitalized with equity of $      , excluding
amounts deposited in the reserve account by the trust on the closing date, representing the certificate balance. The equity of the trust, together with the proceeds from the sale of the notes, will be used by the eligible lender trustee to make the initial deposit in the reserve account and to purchase on behalf of the trust the trust student loans. It will purchase the trust student loans from the seller under a sale agreement to be dated as of the closing date, among the seller, the trust and the eligible lender trustee. The seller will use the net proceeds it receives from the sale of the trust student loans to pay to Sallie Mae the purchase price of the trust student loans acquired from Sallie Mae under a purchase agreement dated as of the closing date between the seller and Sallie Mae.

  The property of the trust will consist of (a) the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust, (b) all funds collected on trust student loans on or after the cutoff date and (c) all moneys and investments on deposit in the collection account and the reserve account. The notes will be secured by the property of the trust. The collection account and the reserve account will be maintained in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans.

  The trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank Delaware, as eligible lender trustee, at its address shown below.

Capitalization of the Trust

  The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the securities had taken place on that date:

       Floating Rate Class A-1T Student Loan-Backed Notes.............. $
       Floating Rate Class A-1L Student Loan-Backed Notes.............. $
       Floating Rate Class A-2T Student Loan-Backed Notes.............. $
       Floating Rate Class A-2L Student Loan-Backed Notes.............. $
       Floating Rate Student Loan-Backed Certificates.................. $
        Total.......................................................... $

Eligible Lender Trustee

    Chase Manhattan Bank Delaware is the eligible lender trustee for the trust under the trust agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation whose principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the sale agreement. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See "Appendix A--Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" in the prospectus.

  The eligible lender trustee's liability in connection with the issuance and sale of the notes and the certificates is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. See "Description of the Securities" in this prospectus supplement and "Transfer and Servicing Agreements" in the prospectus. Sallie Mae maintains banking relations with the eligible lender trustee.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

  The trust's primary sources of capital will be the net proceeds from the sale of the securities. See "Formation of the Trust--Capitalization of the Trust."

  The trust's primary sources of liquidity will be collections on the trust student loans, as supplemented by payments, if any, from the swap counterparty and amounts on deposit in the reserve account.

Results of Operations

  The trust will be newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust, interest and principal on the notes and distributions to the holders of the certificates. The principal operating expenses of the trust are expected to be, but are not limited to, servicing, administration and swap fees.

                                USE OF PROCEEDS

  The trust will use the net proceeds from the sale of the notes and the certificates to make the initial deposit to the reserve account, to make an
initial deposit of $    to the collection account and to purchase the trust
student loans from the seller on the closing date under the sale agreement. The seller will use the proceeds paid to it by the trust to pay to Sallie Mae the purchase price for the trust student loans purchased by the seller from Sallie Mae under the purchase agreement.

                          THE TRUST STUDENT LOAN POOL

  The eligible lender trustee on behalf of the trust will purchase the pool of
trust student loans from the seller as of    , 20 , the cutoff date.

  The seller will purchase the trust student loans from Sallie Mae under the purchase agreement.

  The trust student loans were selected from Sallie Mae's portfolio of student loans by employing several criteria, including requirements that each trust student loan as of the cutoff date:

  . is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

  . contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

  . is not more than    days past due; and

  . does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding.

  No trust student loan as of the cutoff date was subject to the seller's or Sallie Mae's prior obligation to sell that loan to a third party.

  The distribution by weighted average interest rate applicable to the trust student loans on any date following the cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the remaining term to maturity of the trust student loans as of the cutoff date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or of the granting of deferral and forbearance periods.

  The following tables provide a description of specified characteristics of the trust student loans as of the cutoff date. The aggregate outstanding principal balance of the loans in each of the following tables includes
principal balance due from borrowers, plus accrued interest of $     as of the
cutoff date to be capitalized upon commencement of repayment.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                             AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance............................. $
Number of Borrowers.................................................
Average Outstanding Principal Balance Per Borrower.................. $
Number of Loans.....................................................
Average Outstanding Principal Balance Per Loan...................... $
Weighted Average Remaining Term to Maturity.........................     months
Weighted Average Annual Borrower Interest Rate......................           %

  We determined the weighted average remaining term to maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

  The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day or 52-week T-Bill rate or three-month commercial paper rate, as applicable, was % as of the cutoff date and would
have been   % if all of the trust student loans were in repayment as of the cutoff date. See "Special Allowance Payments" in Appendix A to the prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Loan Type                                         Loans    Balance     Balance
---------                                         ------ ----------- -----------
Subsidized Stafford Loans........................           $               %
Unsubsidized Stafford Loans......................
SLS Loans........................................
PLUS Loans.......................................
Consolidation Loans..............................
                                                   ----     -----       ----
  Total..........................................           $               %
                                                   ====     =====       ====

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Interest Rates                                    Loans    Balance     Balance
--------------                                    ------ ----------- -----------
Less than 7.50%..................................           $               %
7.50% to 8.49%...................................
8.50% to 9.49%...................................
Greater than 9.49%...............................
                                                   ----     -----       ----
  Total..........................................           $               %
                                                   ====     =====       ====

  We determined the interest rates shown in the table using the interest rates applicable to the trust student loans as of the cutoff date. However, because some of the trust student loans bear interest at variable rates, the above information may not remain applicable to the trust student loans at any time after the cutoff date. See Appendix A to the prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
      BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
Range of Outstanding                           Number of  Principal   Principal
Principal Balance                              Borrowers   Balance     Balance
--------------------                           --------- ----------- -----------
Less than $ 1,000.............................              $                %
$ 1,000 to $ 1,999.99.........................
$ 2,000 to $ 2,999.99.........................
$ 3,000 to $ 3,999.99.........................
$ 4,000 to $ 4,999.99.........................
$ 5,000 to $ 5,999.99.........................
$ 6,000 to $ 6,999.99.........................
$ 7,000 to $ 7,999.99.........................
$ 8,000 to $ 8,999.99.........................
$ 9,000 to $ 9,999.99.........................
$10,000 to $10,999.99.........................
$11,000 to $11,999.99.........................
$12,000 to $12,999.99.........................
$13,000 to $13,999.99.........................
$14,000 to $14,999.99.........................
$15,000 to $15,999.99.........................
$16,000 to $16,999.99.........................
$17,000 to $17,999.99.........................
$18,000 to $18,999.99.........................
$19,000 to $19,999.99.........................
$20,000 to $20,999.99.........................
$21,000 to $21,999.99.........................
$22,000 to $22,999.99.........................
$23,000 to $23,999.99.........................
$24,000 to $24,999.99.........................
$25,000 to $25,999.99.........................
$26,000 to $26,999.99.........................
$27,000 to $27,999.99.........................
$28,000 to $28,999.99.........................
$29,000 to $29,999.99.........................
$30,000 to $30,999.99.........................
$31,000 to $31,999.99.........................
$32,000 to $32,999.99.........................
$33,000 to $33,999.99.........................
$34,000 to $34,999.99.........................
$35,000 and above.............................
                                                 ----       -----       -----
                                                            $           100.0%
                                                 ====       =====       =====

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
                   BY SCHOOL/LOAN TYPE AS OF THE CUTOFF DATE

                                                                    Percent of
                                                         Aggregate    Pool by
                                                 Number Outstanding Outstanding
                                                   of    Principal   Principal
School/Loan Type                                 Loans    Balance     Balance
----------------                                 ------ ----------- -----------
FFELP:
  4-year Institutions...........................          $                 %
  2-year Institutions...........................
  Proprietary/Vocational........................
  Unidentified..................................
Consolidation Loan Program......................
                                                 ------   -------      -----
    Total.......................................          $            100.0%
                                                 ======   =======      =====

  We have not shown the school type for consolidation loans because it is generally not available.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
         BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                    Percent of
Number of Months                                         Aggregate    Pool by
Remaining to                                     Number Outstanding Outstanding
Scheduled                                          of    Principal   Principal
Maturity                                         Loans    Balance     Balance
----------------                                 ------ ----------- -----------
  0 to  12......................................          $                 %
 13 to  24......................................
 25 to  36......................................
 37 to  48......................................
 49 to  60......................................
 61 to  72......................................
 73 to  84......................................
 85 to  96......................................
 97 to 108......................................
109 to 120......................................
121 to 132......................................
133 to 144......................................
145 and Up......................................
                                                  ----    -------      -----
    Total.......................................          $            100.0%
                                                  ====    =======      =====

  We have determined the numbers of months remaining to scheduled maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

                    DISTRIBUTION OF THE TRUST STUDENT LOANS
            BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                  Number Outstanding Outstanding
                                                    of    Principal   Principal
Current Borrower Payment Status                   Loans    Balance     Balance
-------------------------------                   ------ ----------- -----------
In-School........................................          $                 %
Grace............................................
Deferral.........................................
Forbearance......................................
Repayment
  First year in repayment........................
  Second year in repayment.......................
  Third year in repayment........................
  More than 3 years in repayment.................
                                                  ------   -------      -----
    Total........................................          $            100.0%
                                                  ======   =======      =====

  Current borrower payment status refers to the status of the borrower of each trust student loan as of the cutoff date. The borrower:

  . may still be attending school--in-school

  .may be in a grace period after completing school and prior to repayment commencing--grace

  .may be currently required to repay the loan--repayment

  .may have temporarily ceased repaying the loan through a deferral or a forbearance period.

See Appendix A to the prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

  The weighted average number of months in repayment for all trust student loans currently in repayment is , calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cutoff date.

   SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT
         LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                           Scheduled Months in Status
                                 ----------------------------------------------
Current Borrower Payment Status  In-School Grace Deferral Forbearance Repayment
-------------------------------  --------- ----- -------- ----------- ---------
In-School.......................                   --         --
Grace...........................    --             --         --
Deferral........................    --      --                --
Forbearance.....................    --      --     --
Repayment.......................    --      --     --         --

  We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

                         GEOGRAPHIC DISTRIBUTION OF THE
                   TRUST STUDENT LOANS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
State                                            Loans     Balance     Balance
-----                                          --------- ----------- -----------
Alabama.......................................               $              %
Alaska........................................
Arizona.......................................
Arkansas......................................
California....................................
Colorado......................................
Connecticut...................................
Delaware......................................
District of Columbia..........................
Florida.......................................
Georgia.......................................
Hawaii........................................
Idaho.........................................
Illinois......................................
Indiana.......................................
Iowa..........................................
Kansas........................................
Kentucky......................................
Louisiana.....................................
Maine.........................................
Maryland......................................
Massachusetts.................................
Michigan......................................
Minnesota.....................................
Mississippi...................................
Missouri......................................
Montana.......................................
Nebraska......................................
Nevada........................................
New Hampshire.................................
New Jersey....................................
New Mexico....................................
New York......................................
North Carolina................................
North Dakota..................................
Ohio..........................................
Oklahoma......................................
Oregon........................................
Pennsylvania..................................
Rhode Island..................................
South Carolina................................
South Dakota..................................
Tennessee.....................................
Texas.........................................
Utah..........................................

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
State                                            Loans     Balance     Balance
-----                                          --------- ----------- -----------
Vermont.......................................              $                %
Virginia......................................
Washington....................................
West Virginia.................................
Wisconsin.....................................
Wyoming.......................................
Other.........................................
                                                  ---       ----        -----
  Total.......................................              $           100.0%
                                                  ===       ====        =====

  We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the cutoff date.

  Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

  In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

  Sallie Mae makes available to some borrowers of student loans it holds payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in the prospectus.

  The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

                           DISTRIBUTION OF THE TRUST
             STUDENT LOANS BY REPAYMENT TERMS AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
Loan Repayment Terms                             Loans     Balance     Balance
--------------------                           --------- ----------- -----------
Level Payment.................................              $               %
Other Repayment Options.......................
                                                  ---       -----        ---
  Total.......................................              $            100%
                                                  ===       =====        ===

  The other repayment options shown in the table include graduated repayment, income sensitive and interest only period loans. Income sensitive loans
represent less than   % of the outstanding principal balance. Interest only
period loans represent   % of the outstanding principal balance.

  The servicer at the request of Sallie Mae and on behalf of the trust may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

  The following table provides information about the trust student loans regarding date of disbursement.

                           DISTRIBUTION OF THE TRUST
          STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE CUTOFF DATE

                                                                     Percent of
                                                          Aggregate    Pool by
                                                         Outstanding Outstanding
                                               Number of  Principal   Principal
Disbursement Date                                Loans     Balance     Balance
-----------------                              --------- ----------- -----------
Pre-October 1, 1993...........................              $                %
October 1, 1993 and after ....................
                                                  ---       -----       -----
  Total.......................................              $           100.0%
                                                  ===       =====       =====

  Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education up to 100% of the guarantee payments. Student loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department up to a maximum of 98% of the guarantee payments. See Appendix A--Federal Family Education Loan Program-- "Guarantors Under The FFELP--Loan Guarantees" and "--Federal Reimbursement Agreements" in the prospectus.

  The holder of a consolidation loan made on or after October 1, 1993 must pay the Department of Education a monthly rebate fee calculated on an annual basis equal to, in most cases, 1.05% of the principal plus accrued unpaid interest on
the loan. Of the trust student loans that are consolidation loans,   % were
made on or after October 1, 1993.

Insurance of Student Loans; Guarantors of Student Loans

    General. Each trust student loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department.

    Guarantee Agencies for the Trust Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

  Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department and the Department is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. We cannot assure you that the Department would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See Appendix A--Federal Family Education Loan Program--"Guarantors Under The FFELP--Loan Guarantees" and "--Federal Reimbursement Agreements" in the prospectus.

  The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

                   DISTRIBUTION OF THE TRUST STUDENT LOANS BY

                  GUARANTEE AGENCY AS OF THE CUTOFF DATE

                                                                    Percent of
                                                      Aggregate       Pool by
                                                     Outstanding    Outstanding
                                       Number of  Principal Balance  Principal
                                         Loans        of Loans        Balance
Name of Guarantee Agency*              Guaranteed    Guaranteed     Guaranteed
-------------------------              ---------- ----------------- -----------
American Student Assistance Guaran-
 tor.................................
California Student Aid Commission....
Colorado Student Loan Program........
Connecticut Student Loan Foundation..
Education Assistance Corporation.....
Educational Credit Management Corpo-
 ration..............................
Finance Authority of Maine...........
Florida Department of Education
 Office of Student Financial
 Assistance..........................
Georgia Higher Education Assistance
 Corp................................
Great Lakes Higher Education Corpora-
 tion................................
Illinois Student Assistance Commis-
 sion................................
Iowa College Student Aid Commission..
Kentucky Higher Education Assistance
 Authority...........................
Louisiana Student Financial Assis-
 tance Commission....................
Michigan Higher Education Assistance
 Authority...........................
Missouri Coordinating Board for
 Higher Education....................
Montana Guaranteed Student Loan Pro-
 gram................................
Nebraska Student Loan Program........
New Jersey Higher Education Assis-
 tance Authority.....................
New York State Higher Education Serv-
 ices Corporation....................
Northwest Education Loan Associa-
 tion................................
Oklahoma State Regents for Higher Ed-
 ucation.............................
Ohio Student Aid Commission..........
Oregon State Scholarship Commission..
Pennsylvania Higher Education Assis-
 tance Agency........................
Rhode Island Higher Education Assis-
 tance Authority.....................
Student Loan Guarantee Foundation of
 Arkansas, Inc.......................
Tennessee Student Assistance Corpora-
 tion................................
Texas Guaranteed Student Loan Corpo-
 ration..............................
United Student Aid Funds, Inc........
Utah Higher Education Assistance Au-
 thority.............................
                                          ---           -----           ---
                                                                        100%
                                          ===           =====           ===

--------

* For illustrative purposes only; the actual guarantee agencies are likely to vary from offering to offering.

  Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 5% of the initial pool balance is provided below. For purposes of the following tables we refer to these guarantee agencies as "Significant Guarantors." The information shown for each Significant Guarantor relates to all student loans ,including but not limited to trust student loans, guaranteed by that Significant Guarantor.

  We obtained the information in these tables from various sources, including Department of Education publications and data or from the Significant Guarantors themselves. The seller, Sallie Mae and the underwriters have not audited or independently verified this information for accuracy or completeness.

    Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing trust student loans, in each of the five federal fiscal years shown:

                                                         Loans Guaranteed
                          -------------------------------------------------------------------------------
                                                        Federal Fiscal Year
                          -------------------------------------------------------------------------------
                               1995            1996            1997            1998            1999
Name of Guarantee Agency  --------------- --------------- --------------- --------------- ---------------
All Guarantee Agencies..  $21,055,193,594 $19,727,950,145 $21,409,775,875 $22,300,960,997 $22,923,325,576

    Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (a) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (b) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

  The following table shows the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:

                                                         Reserve Ratio as of
                                                               Close of
                                                         Federal Fiscal Year
                                                       ------------------------
Guarantors                                             1995 1996 1997 1998 1999
----------                                             ---- ---- ---- ---- ----
All Guarantee Agencies................................                     N/A

    Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown for which information is available:

                                   Recovery Rate
                                Federal Fiscal Year
                              ----------------------------
Guarantors                    1995  1996  1997  1998  1999
----------                    ----  ----  ----  ----  ----
                                  %     %     %     %     %

    Claims Rate. The following table shows the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:

                                   Claims Rate
                             ----------------------------
                               Federal Fiscal Year
                             ----------------------------
Guarantors                   1995  1996  1997  1998  1999
----------                   ----  ----  ----  ----  ----
                                %     %     %     %     %

  The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default that are subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See Appendix A to the prospectus.

  Each guarantee agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

  . the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

  . the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

  . the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

  Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

  Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

  Sallie Mae, the seller or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 120 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 120-day period or not later than the 60th day following the end of the 360-day cure period, as applicable.

  Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the seller or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach
exceeds   % of the pool balance, the servicer or the seller, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate
principal amount of affected trust student loans is less than   % of the pool
balance. The trust student loans to be purchased by the servicer or the seller pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See "Servicing and Administration--Servicer Covenants" and "Transfer and Servicing Agreements--Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

  Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the seller to securitize student loans to use the Department lender identification number applicable to the trust. In that event, the billings submitted to the Department for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

  In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

  The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the Department or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

  In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the trust for that quarter.

  The servicing agreement for the trust and the servicing agreements for the other trusts established by the seller that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

                         DESCRIPTION OF THE SECURITIES

General

  The notes will be issued under the indenture and the certificates will be issued under the trust agreement, in each case substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes some terms of the notes, the certificates, the indenture, the trust agreement and the swap agreement. The prospectus describes other terms of the notes and the certificates. See "Description of the Notes," "Description of the Certificates" and "Certain Information Regarding the Securities" in the prospectus. The summary does not cover every detail and is subject to the provisions of the notes, the certificates, the indenture, the trust agreement and the swap agreement.

The Notes

    Distributions of Interest. Interest will accrue on the principal balances of the notes at their respective interest rates. Interest will accrue during each accrual period and will be payable to the noteholders quarterly on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on this amount at the applicable rate per annum specified above. Interest payments on the notes for any distribution date will generally be funded from Available Funds and amounts on deposit in the reserve account remaining after the distribution of the primary servicing fee, the administration fee and the swap fee for that distribution date. See "-- Distributions" and "--Credit Enhancement." If these sources are insufficient to pay the Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A-1 noteholders and the class A-2 noteholders, based upon the total amount of interest then due on each class of notes.

  The class A-1T interest rate for each accrual period will be equal to the daily weighted average of the T-Bill Rates within that accrual period,
determined as described under "--Determination of T-Bill Rates", plus   %. The
class A-2T interest rate for each accrual period will be equal to the daily
weighted average of the T-Bill Rates within that accrual period plus   %. The
weighted average calculations described above will be based on the actual number of days in that accrual period.

  The class A-1T and A-2T interest rates will be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills, except that

  . the rates in effect from the first day of each accrual period, including the initial accrual period, through the day of the first 91-day Treasury Bill auction on or after the first day of each accrual period will be based on the results of the most recent 91-day Treasury Bill auction prior to that day; and

  . the rates will be subject to a "lock-In period" of six business days preceding each distribution date. See "--Determination of T-Bill Rates."

  The class A-1L interest rate for each accrual period will be equal to three-
month LIBOR, except for the first accrual period, which will be   -month LIBOR,
on the second business day before the beginning of that accrual period
determined as described under "--Determination of LIBOR", plus    %. The class
A-2L interest rate for each accrual period will be equal to three-month LIBOR,
except for the first accrual period, which will be   -month LIBOR, on the
second business day before the beginning of that accrual period plus   %.

    Distributions of Principal. Principal payments will be made to the noteholders on each distribution date in an amount generally equal to the Principal Distribution Amount for that distribution date, until the principal balance of the notes is reduced to zero. Principal payments on the notes will generally be derived from Available Funds remaining after the distribution of the primary servicing fee, the administration fee, the swap fee, the Noteholders' Interest Distribution Amount and the Certificateholders' Return Distribution Amount. See "--Distributions", "--Credit Enhancement" and "--The Certificates--Subordination of the Certificates." If these sources are insufficient to pay the Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the noteholders on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the notes except at maturity or on the final distribution date upon termination of the trust.

    Principal payments on the notes will be applied on each distribution date, first pro rata to the principal balances of the class A-1T notes and the class A-1L notes until retired and second pro rata to the principal balances of the class A-2T notes and the class A-2L notes until retired. However, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the notes will be made pro rata, without preference or priority. The aggregate outstanding principal amount of the class A-1 notes will be due and payable in full on the class A-1 maturity date and that of the class A-2 notes will be due and payable in full on the class A-2 maturity date. The actual date on which the aggregate outstanding principal and accrued interest of the class A-1 notes or the class A-2 notes are paid may be earlier than their maturity dates, based on a variety of factors.

The Certificates

    Return on Certificates. Certificateholders will be entitled to distributions of return on the certificate balance at the certificate return rate. Return on the certificates will accrue during each accrual period, will be calculated as provided below and will be distributable quarterly on each distribution date. Return on the certificates payable on any distribution date but not distributed on that distribution date will be payable on the next distribution date, increased by an amount equal to return on the amount at the certificate return rate. Distributions of return on the certificates for any distribution date will generally be funded from the portion of the Available Funds and the amounts on deposit in the reserve account remaining after the distribution of the primary servicing fee, the administration fee, the swap fee and the Noteholders' Interest Distribution Amount for that distribution date. See "--Distributions", "--Credit Enhancement--Reserve Account" and "--The Certificates--Subordination of the Certificates."

  The certificate return rate for each accrual period will be equal to three-
month LIBOR, except for the first accrual period, which will be   -month LIBOR,
on the second business day before the beginning of that accrual period plus
  %.

    Distributions of Certificate Balance. Certificateholders will be entitled to distributions on each distribution date after the notes are retired in an amount generally equal to the Certificate Balance Distribution Amount for that distribution date. Distributions of the certificate balance for any distribution date will generally be funded from the portion of Available Funds and amounts on deposit in the reserve account remaining after distribution of the primary servicing fee, the administration fee, the swap fee and the Certificateholders' Return Distribution Amount for that distribution date. Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make payments on the certificate balance except on the final distribution date upon termination of the trust. See "--Distributions" and "--Credit Enhancement--Reserve Account."

  Any remaining certificate balance will be distributed in full on the final distribution date. The actual date on which the final distribution on the certificates will be made may be earlier than the final distribution date, however, based on a variety of factors.

    Subordination of the Certificates. On any distribution date distributions of return on the certificates will be subordinated to the payment of interest on the notes and distributions of the certificate balance will be subordinated to the payment of both interest and principal on the notes. Consequently, on any distribution date, Available Funds and amounts on deposit in the reserve account remaining after payment of the primary servicing fee, the administration fee and the swap fee will be applied to the payment of interest on the notes prior to any distribution of return on the certificates, and no distributions of the certificate balance will be made until the notes have been retired.

  Notwithstanding the foregoing, if

  (a) on any distribution date following all distributions to be made on that distribution date, the outstanding principal amount of the notes would be in excess of:

  .  the outstanding principal balance of the trust student loans plus

  . any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

  . the balance of the reserve account on the distribution date following those distributions minus

  .  the Specified Reserve Account Balance for that distribution date, or

  (b) an insolvency event involving the seller or an event of default under the indenture has occurred and is continuing,

then the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Noteholders' Distribution Amount before any amounts are applied to the payment of the Certificateholders' Distribution Amount.

Determination of T-Bill Rates

  The T-Bill Rate, on any day, is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks sold at the most recent 91-day Treasury Bill auction prior to that date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until the results of auctions of 91-day Treasury Bills are reported again or an auction is held. The T-Bill Rate will be subject to a lock-in period of six business days.

  For this purpose a "lock-in period" is the period of days preceding any distribution date during which the class A-1T and class A-2T interest rates in effect on the first day of that period will remain in effect until the end of the accrual period related to that distribution date.

  Accrued interest on the class A-1T notes and the class A-2T notes from and including the closing date or the preceding distribution date, as applicable, to but excluding the current distribution date is calculated by multiplying the principal amount of those notes by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each note has been outstanding since the closing date or the preceding distribution date, as applicable, and dividing the sum by 365, or by 366 in the case of accrued interest which is payable on a distribution date in a leap year, and rounding the resulting number to nine decimal places.

  The following tables show the accrued interest factors that would have been applicable to any class A-1T note or class A-2T note bearing interest at the indicated rates, assuming a 365-day and 366-day year, as applicable:

                 Accrued Interest Factors -- 365-Day Assumption

                                                           Assumed
                                                           Interest    Accrued
                                                           Rate on    Interest
                                                  Days       the     Receivable
Settlement Date                                Outstanding  Notes      Factor
---------------                                ----------- --------  -----------
  1st.........................................       0     5.50000%  0.000000000
  2nd.........................................       1     5.50000   0.000150685
  3rd.........................................       2     5.50000   0.000301370
  4th.........................................       3     5.50000   0.000452055
  5th (first rate adjustment).................       4     5.65000   0.000606849
  6th.........................................       5     5.65000   0.000761644
  7th.........................................       6     5.65000   0.000916438
  8th.........................................       7     5.65000   0.001071233
  9th.........................................       8     5.65000   0.001226027
  10th........................................       9     5.65000   0.001380822

                 Accrued Interest Factors -- 366-Day Assumption

                                                           Assumed
                                                           Interest    Accrued
                                                           Rate on    Interest
                                                  Days       the     Receivable
Settlement Date                                Outstanding  Notes      Factor
---------------                                ----------- --------  -----------
  1st.........................................       0     5.00000%  0.000000000
  2nd.........................................       1     5.00000   0.000136612
  3rd.........................................       2     5.00000   0.000273224
  4th.........................................       3     5.00000   0.000409836
  5th (first rate adjustment).................       4     5.15000   0.000546448
  6th.........................................       5     5.15000   0.000687158
  7th.........................................       6     5.15000   0.000827869
  8th.........................................       7     5.15000   0.000968579
  9th.........................................       8     5.15000   0.001109290
  10th........................................       9     5.15000   0.001250000

The numbers in this table are examples given for information purposes only and are in no way a prediction of the interest rates on any notes.

Determination of LIBOR

  Three-month LIBOR and    -month LIBOR, for any accrual period, are the London
interbank offered rates for deposits in U.S. dollars having a maturity of three
months or     months, as applicable, commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the applicable maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the applicable maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, three-month LIBOR in effect for the applicable accrual period will be three-month LIBOR in effect for the previous accrual period.

  For this purpose:

  . ""LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

  . ""Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  . ""Reference Banks" means four major banks in the London interbank market selected by the administrator.

  For purposes of calculating three-month LIBOR or   -month LIBOR, a business
day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

  Information concerning the current T-Bill Rate, the accrued interest factor,
three-month LIBOR and   -month LIBOR will be available on Sallie Mae's
website at http://investors.salliemae.com or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Dow Jones Telerate Service or Bloomberg L.P.

Accounts

  The administrator will establish and maintain in the name of the indenture trustee the collection account and the reserve account, on behalf of the noteholders and the certificateholders.

  Funds in the collection account and the reserve account will be invested as provided in the indenture in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the rating of the notes. Subject to some conditions, eligible investments may include securities or other obligations issued by Sallie Mae, the seller or their affiliates or trusts originated by the seller or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date or the next monthly servicing fee payment date, to the extent of the primary servicing fee.

Servicing Compensation/1/

    The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of the primary servicing fee, the administrative fee, the swap fee, the Noteholders' Distribution Amount, the Certificateholders' Distribution Amount, and the amount, if any, necessary to be deposited in the reserve account to reinstate its balance to the Specified Reserve Account Balance. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

    Deposits to Collection Account. On or about the third business day before each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by Sallie Mae, the seller or the servicer.

  Except as provided in the next paragraph, the servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

  However, for so long as

  . the senior unsecured obligations of the administrator or any affiliate of the administrator that guarantees the obligations of the administrator under the
--------

/1/For illustrative purposes only. As specified in the prospectus supplement, the servicing fee may be comprised of a specified percentage per annum of the pool balance, a unit amount based upon loan status and/or the number of accounts in the trust as of the time set forth in the related prospectus supplement, a specified periodic fixed amount, a combination thereof or any other formulation, plus certain specified amounts payable to the servicer for certain tasks performed by the servicer in a collection period.

     administration agreement have been assigned a long-term rating of not less than "AA-" or equivalent rating or a short-term rating of not less than "A-1" or equivalent rating by each of the rating agencies or the remitting by the servicer and the eligible lender trustee of the amounts referred to above to the administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the securities by any of the rating agencies, and

  .  no administrator default has occurred and is continuing,

the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, to the extent of the primary servicing fee payable on that date, and on or before the business day preceding each distribution date, to the extent of the remainder of such amounts, together with interest calculated from the first day of the month following receipt by the administrator through the last day of the related collection period at the federal funds rate for each day during that
period less   %. See "Servicing and Administration--Payments on Student Loans"
in the prospectus.

    Distributions from Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account. On each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions, in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Securities--The Certificates--Subordination of the Certificates" and "--The Notes-- Distributions of Principal", to the extent of the Available Funds for that distribution date:

      (a) to the servicer, the primary servicing fee due on that distribution date;

      (b) to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

      (c) to the swap counterparty, the swap fee;

      (d) to the noteholders, the Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable on the notes as Noteholders' Interest Distribution Amount;

      (e) to the eligible lender trustee on behalf of the certificateholders, the Certificateholders' Return Distribution Amount, for distribution by the eligible lender trustee pursuant to the trust agreement, pro rata, based on the amounts payable as Certificateholders' Return Distribution Amount;

      (f) to the class A-1 noteholders, the Noteholders' Principal Distribution Amount, pro rata;

      (g) on each distribution date on and after which the class A-1 notes have been paid in full, to the class A-2 noteholders, the Noteholders' Principal Distribution Amount, pro rata;

      (h) on each distribution date on and after which the notes have been paid in full, to the eligible lender trustee on behalf of the certificateholders, the Certificate Balance Distribution Amount, for distribution by the eligible lender trustee pursuant to the trust agreement, pro rata;

      (i) to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

      (j) to the swap counterparty, the aggregate unpaid amount of any payments owing by the trust to the swap counterparty under the swap agreement;

      (k) to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any; and

      (l) to the reserve account, any remaining amounts after application of clauses (a) through (k).

  Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, if the amount on deposit in the reserve account on that distribution date, after giving effect to all withdrawals from the reserve account on such distribution date, except withdrawals payable to the seller, is in excess of the Specified Reserve Account Balance for that distribution date, the administrator will direct the indenture trustee to distribute the amount of this excess as accelerated payments of principal on the notes and distributions on the certificate balance.


Credit Enhancement

    Reserve Account. Under the sale agreement, the reserve account will be created with an initial deposit by the trust on the closing date of cash or
eligible investments in an amount equal to $   . The reserve account will be
augmented on each distribution date, by deposit into it of (a) the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment of the primary servicing fee, the administration fee, the swap fee, the Noteholders' Distribution Amount and the Certificateholders' Distribution Amount, all for that distribution date, and (b) any remaining Available Funds after application of clause (a) above and after payment of any amount owing to the swap counterparty and any carryover servicing fee as of that distribution date. See "--Distributions".

  As described below, subject to certain limitations, amounts on deposit in the reserve account will be released to the seller to the extent that the amount on deposit in the reserve account exceeds the Specified Reserve Account Balance. If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal amount of and interest accrued on the notes, to reduce the certificate balance to zero and to pay any accrued return and to pay any amount owing to the swap counterparty and carryover servicing fee, these assets will be so applied on that distribution date.

  If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to distribute the amount of the excess, after payment of any Note Principal Shortfall, Certificate Balance Shortfall, payments to the swap counterparty and carryover servicing fee, to the seller. Upon any distribution to the seller of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

  Except as described in the preceding paragraph, amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (e) under "--Distributions--Distributions from Collection Account." These funds also will be withdrawn at maturity of the notes or on the final distribution date upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) through (h) and, in the case of the final distribution date upon termination of the trust, clauses (j) and (k) under "--Distributions--Distributions from Collection Account." These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (e), clauses (f) through (h) and clauses (j) and (k), as applicable.

  The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and return to the certificateholders and to decrease the likelihood that the noteholders or the certificateholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution date upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any aggregate swap counterparty payments or carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the certificate balance and accrued return, swap counterparty payments and the carryover servicing fee on the final distribution date upon termination of the trust.

    Subordination of the Certificates. On any distribution date distributions of return on the certificates will be subordinated to the payment of interest on the notes and distributions of the certificate balance will be subordinated to the payment of both interest and principal on the notes. See "Description of the Securities--The Certificates--Subordination of the Certificates".

Administration Fee

  As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to
$    per collection period payable in arrears on each distribution date.

Swap Agreement

  Payments under the Swap Agreement. On the closing date, the trust will enter
into a swap agreement with       , the swap counterparty. The swap agreement
will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the certificates, the indenture and the trust agreement. The swap agreement will terminate on the final distribution date or, if earlier, the date on which the swap agreement terminates in accordance with its terms due to an early termination.

  In accordance with the terms of the swap agreement, the swap counterparty will pay to the administrator on behalf of the trust, on or before the business day preceding each distribution date while the swap agreement is still in effect, an amount calculated on a quarterly basis equal to the sum of:

  . the excess, if any, of the class A-1L interest rate over the Student Loan Rate multiplied by the Notional Swap Amount for the class A-1L notes; plus

  . the excess, if any, of the class A-2L interest rate over the Student Loan Rate multiplied by the Notional Swap Amount for the class A-2L notes; plus

  . the excess, if any, of the certificate return rate over the Student Loan Rate multiplied by the Notional Swap Amount for the certificates.

  For this purpose:

  . The "Student Loan Rate" for any accrual period will be equal to the product of:

  (a) the quotient obtained by dividing 360 by the actual number of days elapsed in that accrual period; and

  (b) the percentage equivalent of a fraction,

  . the numerator of which is equal to Expected Interest Collections for the related collection period less the primary servicing fee, the administration fee and the swap fee and any prior unpaid administration fees for that collection period and

  . the denominator of which is the Pool Balance as of the first day of that collection period.

  . ""Expected Interest Collections" means, for any collection period, the sum of:

  (a) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantors or borrowers, for the trust student loans for that collection period, whether or not actually paid;

  (b) all interest subsidy payments and special allowance payments pursuant to claims submitted by the eligible lender trustee for that collection period, whether or not actually paid, net of amounts required to be paid to the Department of Education, for the trust student loans, to the extent not included in the preceding bullet; and

  (c) investment earnings on amounts held in the reserve account and the collection account for that collection period and interest on amounts to be remitted by the administrator to the collection account for the collection period before the related distribution date.

  . The "Notional Swap Amount" for any distribution date for each of the class A-1L notes, the class A-2L notes or the certificates will be the outstanding principal balance of those notes or certificates on the day immediately preceding that distribution date. The sum of the Notional Swap Amounts for each of the class A-1L notes, the class A-2L notes and the certificates is referred to as the "Aggregate Notional Swap Amounts".

  In exchange for the swap counterparty's payments, the Trust will pay to the swap counterparty, on each distribution date while the swap agreement is still in effect, a blended fee, based upon the estimated weighted average life of the
securities, equal to approximately   % of the Aggregate Notional Swap Amounts.
The swap fee will be paid from the collection account before any payments are made to the noteholders or certificateholders.

  In addition, the swap counterparty will be paid on each distribution date from the collection account, after funds from the collection account are applied, if necessary, to reinstate the reserve account to the Specified Reserve Account Balance, an amount equal to any unreimbursed payments made by the swap counterparty as of that distribution date plus interest.

  Modifications and Amendment of the Swap Agreement. The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into any amendment to the swap agreement requested by the swap counterparty to cure any ambiguity in, or correct or supplement any provision of, the swap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that that amendment will not adversely affect the interest of the securityholders.

  Conditions Precedent. The obligation of the trust to pay amounts due under the swap agreement will be subject to the conditions that no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default has occurred and is continuing.

  The swap counterparty's obligation to pay amounts it owes will not be subject to these conditions unless principal of the notes has been accelerated following an event of default under the indenture or an early termination under the swap agreement has occurred or been designated.

  Default Under the Swap. Events of default under the swap agreement, or swap defaults, are limited to:

  . the failure of the trust or the swap counterparty to pay any amount when due under the swap agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

  . the occurrence of events of insolvency or bankruptcy of the trust or the swap counterparty,

  . an acceleration of the principal of the notes following an event of default under the indenture, and

  . the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

  Termination Events. Termination events under the swap agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the swap agreement; "Tax Event," which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the trust); "Credit Event Upon Merger" (not applicable to the trust); and the additional termination event described below.

  Additional Termination Event. The swap agreement will include an additional termination event relating to withdrawal or downgrade of the swap counterparty's credit rating. This additional termination event will occur if:

  .  the counterparty or financial program rating of the swap counterparty is
     withdrawn or downgraded below     by [Standard & Poor's Ratings
     Services, a division of The McGraw-Hill Companies, Inc., or any
     successor rating agency or     by Moody's Investors Service, Inc.] or
     any successor rating agency; and

  . the swap counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

  For purposes of this additional termination event:

  .  A collateral arrangement means either:

    . An executed collateral agreement between the parties naming a third-party collateral agent providing for the collateralization of the swap counterparty's obligations under the swap agreement as measured by the net present value of the swap counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the swap counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

    . A letter of credit, guaranty or surety bond or insurance policy covering the swap counterparty's obligations under the swap agreement from a bank, guarantor or insurer having a debt rating (or else a financial program or counterparty rating or claims paying rating) of at least (a) by S&P and (b) by Moody's.

  . A replacement transaction means a transaction with a replacement counterparty who assumes the swap counterparty's position under the swap agreement on substantially the same terms or with such other amendments to the terms of the swap agreement as may be approved by the parties and each of the rating agencies.

  . A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current rating of the notes or the certificates will not be lowered.

  Early Termination of the Swap. Upon the occurrence of any swap default under the swap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

  Upon any early termination of the swap agreement, the trust or the swap counterparty may be liable to make a termination payment to the other, regardless of which of the parties has caused that termination. The amount of that termination payment will be based on the value of the swap agreement computed in accordance with the procedures in the swap agreement. In the event that the trust is required to make such a termination payment, the payment will be payable in the same order of priority as any amount payable to the swap counterparty. However, in the event that a termination payment is owed to the swap counterparty following a swap default resulting from a default of the swap counterparty or a termination event, the termination payment will be subordinate to the right of the securityholders to receive full payment of principal of and interest on the securities and to the replenishment of the reserve account to the Specified Reserve Account Balance.

       , the swap counterparty, was formed as a        in        to act as
principal in a broad range of over-the-counter interest rate and currency
derivative products. Its principal place of business is       .

The swap counterparty currently has an " " counterparty credit rating from S&P and an " " counterparty rating from Moody's.

  The information in the preceding two paragraphs has been provided by the swap counterparty and is not guaranteed as to accuracy or completeness, and is not to be construed as representations, by the seller or the underwriters. Except for the foregoing two paragraphs, the swap counterparty and its affiliates have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.

                              ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code of 1986 impose certain restrictions on:

      (a) employee benefit plans as defined in Section 3(3) of ERISA,

      (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,

      (c) any entities whose underlying assets include plan assets by reason of a plan's investment in these entities, and

      (d) persons who have certain specified relationships to these Plans-- these persons are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code.

  We refer to entities described in (a), (b), and (c) as "Plans."

  Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account and the insurance company might be treated as a Party in Interest as to a Plan by virtue of that investment. ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its Parties in Interest or Disqualified Persons.

  The seller, the servicer, the eligible lender trustee, the indenture trustee and the administrator may be the sponsor of or investment advisor for one or more Plans. Because these parties may receive certain benefits from the sale of the notes, the purchase of the notes using Plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the notes may not be purchased using the assets of any Plan if the seller, the servicer, the eligible lender trustee, the indenture trustee or the administrator has investment authority over those assets.

  In addition, any certificateholder, because of its activities or the activities of its affiliates, may be deemed to be a Party in Interest or Disqualified Person as to some Plans, including Plans sponsored by the certificateholder. If the notes are acquired by a Plan for which a certificateholder is a Party in Interest or Disqualified Person, this transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless the transaction is subject to one or more statutory or administrative exemptions. These include the Prohibited Transaction Class Exemptions described under "ERISA Considerations" in the prospectus. However, even if the conditions specified in these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

  Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan that is subject to the prohibited transaction rules of Title I of ERISA or Section 4975 of the Code will be deemed to have represented that, an exemption from the prohibited transaction rules applies, so that the use of the Plan's assets to purchase the notes will not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code. A fiduciary of such a Plan may request of any underwriter further information regarding the initial certificateholders in connection with determining the possible applicability of an ERISA prohibited transaction exemption.

  In addition, under a regulation issued by the Department of Labor called the "Plan Asset Regulation", if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulation, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as "equity" for purposes of the Plan Asset Regulation, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust. Although there can be no assurances in this regard, it appears that the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulation.

  Because the certificates represent equity investments in the trust, the certificates may not be purchased with assets of any Plan or any entity including an insurance company general account that is subject to Title I of ERISA or Section 4975 of the Code whose underlying assets might be deemed to include Plan assets by reason of the Plan's investment in that entity. Accordingly, each purchaser of certificates will be deemed to have represented that it is not such a Plan, is not purchasing the certificates on behalf of such a Plan, and is not using the assets of such a Plan to purchase any of the certificates, and to have agreed that if its certificates are subsequently deemed to be Plan assets, it will dispose of them.

  Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations,

  . whether the fiduciary has the authority to make the investment;

  . whether the investment constitutes a direct or indirect transaction with a Party in Interest;

  . the diversification by type of asset of the Plan's portfolio;

  . the Plan's funding objectives;

  . the tax effects of the investment; and

  . whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        REPORTS TO SECURITYHOLDERS

  Quarterly and annual reports concerning the Trust will be delivered to securityholders. See "Reports to Securityholders" in the prospectus.

  Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes and certificates. See "Certain Information Regarding the Securities--Book-Entry Registration" in the prospectus.

  The trust will file with the SEC periodic reports required under the Securities Exchange Act of 1934 and SEC rules.

                                  UNDERWRITING

  The notes and the certificates listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes and certificates will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about
      , 20 against payment in immediately available funds and, in the case of the Notes, also Clearstream Banking, societe anonyme, and the Euroclear System.

  Subject to the terms and conditions in the underwriting agreements for the notes and the certificates, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes and the certificates shown opposite its name:

                                    Principal
                         Principal  Amount of Principal  Principal
                         Amount of    Class   Amount of  Amount of   Principal
                         Class A-1T   A-1L    Class A-2T Class A-2L  Amount of
 Underwriter               Notes      Notes     Notes      Notes    Certificates
 -----------             ---------- --------- ---------- ---------- ------------
                           $          $         $          $           $





                           -----      -----     -----      -----       -----
 Total.................    $          $         $          $           $
                           =====      =====     =====      =====       =====

  The underwriters have agreed, subject to the terms and conditions of the underwriting agreements, to purchase all of the notes and certificates listed above if any of the notes or certificates are purchased. The underwriters have advised the seller that they propose initially to offer the securities to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

                         Initial Public Underwriting Proceeds To
                         Offering Price   Discount   The Seller  Concession Reallowance
                         -------------- ------------ ----------- ---------- -----------
Per Class A-1T Note.....         %             %            %          %           %
Per Class A-1L Note.....         %             %            %          %           %
Per Class A-2T Note.....         %             %            %          %           %
Per Class A-2L Note.....         %             %            %          %           %
Per Certificate.........         %             %            %          %           %
Total...................      $             $            $

  The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of
$    payable by the seller.

  [Sallie Mae intends to purchase $         of the class    notes, included in
"Total" in the preceding table, and may resell these notes from time to time through the underwriters or dealers after the closing date in negotiated transactions, at varying prices to be determined at the time of sale. The
seller has agreed to pay the underwriters a management fee of    % on the notes
Sallie Mae intends to purchase.]

  The seller and Sallie Mae have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  The notes and certificates are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes and certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes and certificates.

  In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Sallie Mae and its affiliates. An
affiliate of        has received compensation for arranging the swap
transaction contemplated by the swap agreement.

  The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

  The closing of the sale of the certificates is conditioned on the closing of the sale of the notes and the closing of the sale of the notes is conditioned on the closing of the sale of the certificates.

  During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes and certificates.

  The lead underwriter, for example, may over-allot the notes and certificates for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes and certificates than are to be sold.

  In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes and certificates. This means that if an underwriter purchases notes or certificates in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes or certificates, it may reclaim the selling concession from the broker-dealer who sold those notes or certificates as part of the offering.

  In general, over-allotment transactions and open market purchases of the notes and certificates for the purpose of stabilization or to reduce a short position could cause the price of a note or certificate to be higher than it might be in the absence of such transactions.

  Each underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell any notes or certificates to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes and the certificates except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes and the certificates in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the notes and the certificates to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  No action has been or will be taken by the seller or the underwriters that would permit a public offering of the notes and the certificates in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes and the certificates may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the seller and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or certificates or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

  The seller has not authorized any offer of notes or certificates to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. The notes and certificates may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986.

  This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Registrar of Companies and Businesses in Singapore and the securities will be offered in Singapore pursuant to an exemption invoked under Section 106C of the Companies Act, Chapter 50, of Singapore. Accordingly, the underwriters offering securities have acknowledged and agreed that they have not offered or sold and will not offer or sell the securities nor will they circulate or distribute this prospectus supplement, the accompanying prospectus or any other offering document or material relating to the securities, either directly or indirectly, to the public or any member of the public in Singapore other than to an institutional investor or other person specified in Section 106C of the Singapore Companies Act; to a sophisticated investor, and in accordance with the conditions specified in Section 106D of the Singapore Companies Act; or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

                           RATINGS OF THE SECURITIES

  It is a condition to the issuance and sale of the notes that they be rated in the highest investment rating category by at least two nationally recognized rating agencies identified in the indenture. It is a condition to the issuance and sale of the certificates that they be rated in one of the three highest investment rating categories by those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                 LEGAL MATTERS

  Marianne M. Keler, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the seller, and Cadwalader, Wickersham & Taft, Washington, D.C., as special counsel to Sallie Mae, the servicer and the seller, will give opinions on specified legal matters for the trust, the seller, the servicer and the administrator. Shearman & Sterling, Washington, D.C. will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware tax counsel for the trust, will give an opinion on specified Delaware state income tax matters for the trust. Cadwalader, Wickersham & Taft and Shearman & Sterling also will give opinions on specified legal matters for the Underwriters.

                                 GLOSSARY
                           FOR PROSPECTUS SUPPLEMENT

"Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts for the related collection period (or, in the case of a monthly servicing payment date, the applicable portion of these amounts):

  . all collections received by the servicer on the trust student loans (including any guarantee payments received on the trust student loans but net of (a) any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements and (b) amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period);

  . any interest subsidy payments and special allowance payments received by the servicer or the eligible lender trustee during that collection period for the trust student loans;

  . all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

  . the aggregate purchase amounts received during that collection period for those trust student loans purchased by Sallie Mae, the seller or the servicer;

  . the aggregate amounts, if any, received from Sallie Mae, the seller or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

  . amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

  . investment earnings for that distribution date and any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date; and

  .  amounts received from the swap counterparty for that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and amounts available from the reserve account, to pay any of the items specified in clauses (b) through (k) under "--Description of the Securities--Distributions from Collection Account," then Available Funds for that distribution date will include, in addition to the Available Funds, as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted available funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

"Certificate Balance Distribution Amount" means, on each distribution date, the excess of (1) the sum of (a) the Principal Distribution Amount for that distribution date, (b) the Note Principal Shortfall as of the close of the preceding distribution date and (c) the Certificate Balance Shortfall as of the close of the preceding distribution date over (2) the Note Principal Distribution Amount for that distribution date; provided that the Certificate Balance Distribution Amount will in no event exceed the certificate balance. In addition, on the final distribution date, the certificate balance to be distributed to the certificateholders will include the amount required to reduce the outstanding certificate balance to zero.

"Certificate Balance Shortfall" means, as of the close of any distribution date, the excess of (a) the Certificate Balance Distribution Amount on that distribution date over (b) the amount of distributions made on the certificate balance on that distribution date.

"Certificateholders' Distribution Amount" means, for any distribution date, the Certificateholders' Return Distribution Amount for that distribution date plus the Certificate Balance Distribution Amount for that distribution date.

"Certificateholders' Return Distribution Amount" means, for any distribution date, the sum of (a) return on the certificates accrued at the certificate return rate for the related accrual period on the outstanding certificate balance on the immediately preceding distribution date, after giving effect to all distributions to certificateholders on the certificate balance on the preceding distribution date (or, in the case of the first distribution date, on the closing date) and (b) the Certificate Return Shortfall for that distribution date.

"Certificate Return Shortfall" means, for any distribution date, the excess of
(a) the Certificateholders' Return Distribution Amount on the preceding distribution date over (b) the return on the certificates actually distributed to the certificateholders on the preceding distribution date, plus return on the amount of that excess, to the extent permitted by law, at the certificate return rate from the preceding distribution date to the current distribution date.

"Noteholders' Distribution Amount" means, for any distribution date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for that distribution date.

"Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of (a) the amount of interest accrued at the note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of notes on the immediately preceding distribution date after giving effect to all principal distributions to holders of notes on that date or, in the case of the first distribution date, on the closing date, and (b) the Note Interest Shortfall for that distribution date.

"Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount for that distribution date plus the Note Principal Shortfall as of the close of the preceding distribution date; provided that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the notes. In addition, (a) on the class A-1 maturity date, the principal required to be distributed to class A-1 noteholders will include the amount required to reduce the outstanding principal balance of the class A-1 notes to zero and (b) on the class A-2 maturity date, the principal required to be distributed to the class A-2 noteholders will include the amount required to reduce the outstanding principal balance of the class A-2 notes to zero.

"Note Interest Shortfall" means, for any distribution date, the excess of (a) the Noteholders' Interest Distribution Amount on the preceding distribution date over (b) the amount of interest actually distributed to the noteholders on that preceding distribution date, plus interest on the amount of the excess interest due to the noteholders, to the extent permitted by law, at the weighted average interest rate borne by all classes of notes from that preceding distribution date to the current distribution date.

"Note Principal Shortfall" means, as of the close of any distribution date, the excess of (a) the Noteholders' Principal Distribution Amount on that distribution date over (b) the amount of principal actually distributed to the noteholders on that distribution date.

"Pool Balance" for any date means the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

  . all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

  . all amounts received by the trust through that date from purchases of the trust student loans by Sallie Mae, the seller or the servicer;

  . all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

  . the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

  . the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

"Principal Distribution Amount" means (a) as to the initial distribution date, the amount by which the sum of the outstanding principal amount of the notes and the certificate balance exceeds the Adjusted Pool Balance for that distribution date and (b) as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date. For this purpose, "Adjusted Pool Balance" means, for any distribution date, (a) if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of such Pool Balance and the Specified Reserve Account Balance for that distribution date, or (b) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

"Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

"Specified Reserve Account Balance" for any distribution date means the greater
of (a)   % of the Pool Balance as of the close of business on the last day of
the related collection period and (b) $    ; provided that in no event will
that balance exceed the sum of the outstanding principal amount of the notes and the certificate balance.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is subject to completion or amendment. We + +may not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION DATED MARCH  , 2000

PROSPECTUS

                          The SLM Student Loan Trusts

                           Student Loan-Backed Notes

                        Student Loan-Backed Certificates

                                  -----------

                            SLM Funding Corporation,
                                     Seller

                       Sallie Mae Servicing Corporation,
                                    Servicer

                                  -----------

You should consider carefully the risk factors described in this prospectus beginning on page 19 and in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of SLM Holding Corporation, the Student Loan Marketing Association, the seller, the servicer or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Seller

SLM Funding Corporation is a wholly owned subsidiary of the Student Loan Marketing Association.

The Securities

The Seller intends to form trusts to issue student loan-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

   . one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and

   . one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

   . be senior or subordinate to other classes; and

   . receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

   . education loans to students or parents of students; and

   . other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                        , 2000

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                         RELATED PROSPECTUS SUPPLEMENT

  We provide information to you about the securities in two separate documents that progressively provide more detail:

  .this prospectus, which provides general information, some of which may not apply to your series of securities; and

  .the related prospectus supplement that describes the specific terms of your series of securities, including:

     .   the timing of interest and principal payments;

     . financial and other information about the student loans and the other assets owned by the trust;

     .   information about credit enhancement;

     .   the ratings; and

     .   the method of selling the securities.

  You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

  We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary.......................................................    6
Risk Factors.............................................................   19
 . The Securities Are Not Suitable For Investors Who Require Regular or
  Predictable Payments or Who Do Not Have Financial, Legal and Tax
  Expertise..............................................................   19
 . If a Secondary Market For Your Securities Does Not Develop, The Value
  of Your Securities May Diminish........................................   19
 . The Trust Will Have Limited Assets From Which To Make Payments On The
  Securities, Which May Result In Losses.................................   19
 . You May Incur Losses Or Delays In Payments On Your Securities If
  Borrowers Default On The Student Loans.................................   20
 . If A Guarantor Of The Student Loans Experiences Financial Deterioration
  Or Failure, You May Suffer Delays In Payment Or Losses On Your
  Securities.............................................................   20
 . The Department Of Education's Failure To Make Reinsurance Payments May
  Negatively Affect The Timely Payment Of Principal and Interest on Your
  Securities.............................................................   21
 . You Will Bear Prepayment And Extension Risk Due To Actions Taken By
  Individual Borrowers And Other Variables Beyond Our Control............   21
 . You May Be Unable To Reinvest Principal Payments At The Yield You Earn
  On The Securities......................................................   22
 . A Failure To Comply With Student Loan Origination And Servicing
  Procedures Could Jeopardize Guarantor, Interest Subsidy And Special
  Allowance Payments On The Student Loans Which May

                                                                           Page
                                                                           ----
  Result In Delays In Payment Or Losses On Your Securities................  22
 . The Inability Of The Seller Or The Servicer To Meet Its Repurchase
  Obligation May Result In Losses On Your Securities......................  22
 . The Noteholders' Right To Waive Defaults May Adversely Affect
  Certificateholders......................................................  23
 . Subordination Of The Certificates Or Some Classes Of Notes Results In A
  Greater Risk Of Losses Or Delays In Payment On Those Securities.........  23
 . The Securities May Be Repaid Early Due To An Auction Sale Or The
  Exercise Of The Purchase Option. If This Happens, Your Yield May Be
  Affected And You Will Bear Reinvestment Risk............................  23
 . The Principal Of The Student Loans May Amortize Faster Because Of
  Incentive Programs......................................................  23
 . You Might Incur A Loss Because Of Commingling Of Assets.................  24
 . Payment Offsets By Guarantors Or The Department Of Education Could
  Prevent The Trust From Paying You The Full Amount Of The Principal And
  Interest Due On Your Securities.........................................  24
 . A Servicer Default May Result In Additional Costs, Increased Servicing
  Fees By A Substitute Servicer Or A Diminution In Servicing Performance,
  Any Of Which May Have An Adverse Effect On Your Securities..............  25
 . The Bankruptcy Of The Seller Or Sallie Mae Could Delay or Reduce
  Payments On Your Securities.............................................  25
 . The Indenture Trustee May Have Difficulty Liquidating Student Loans
  After An Event Of Default...............................................  26

                                                                           Page
                                                                           ----
 . The Federal Direct Student Loan Program Could Result In Reduced
  Revenues For The Servicer And The Guarantors...........................   26
 . Changes In Law May Adversely Affect Student Loans, The Guarantors, The
  Seller Or Sallie Mae And, Accordingly, Adversely Affect Your
  Securities.............................................................   27
 . The Use Of Master Promissory Notes May Compromise The Indenture
  Trustee's Security Interest In The Student Loans.......................   27
 . Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of
  Your Securities........................................................   28
Formation of the Trusts..................................................   29
 . The Trusts.............................................................   29
 . Eligible Lender Trustee................................................   29
Use of Proceeds..........................................................   30
Sallie Mae, The Seller And The Servicer..................................   30
 . Sallie Mae.............................................................   30
 . The Seller.............................................................   31
 . The Servicer...........................................................   32
The Student Loan Pools...................................................   32
 . Sallie Mae's Student Loan Financing Business...........................   33
  Loan Purchases.........................................................   33
  Servicing..............................................................   34
  Consolidation/Repayment Programs.......................................   35
  Incentive Programs.....................................................   35
 . Delinquencies, Defaults, Claims and Net Losses.........................   36
 . Payment of Notes.......................................................   36
 . Seller Liability.......................................................   36
 . Termination............................................................   36
Transfer And Servicing Agreements........................................   38
 . General................................................................   38

                                                                            Page
                                                                            ----
 . Purchase of Student Loans by the Seller; Representations and Warranties
  of Sallie Mae...........................................................   38
 . Sale of Student Loans to the Trust; Representations and Warranties of
  the Seller..............................................................   39
 . Custodian of Promissory Notes...........................................   39
 . Additional Fundings.....................................................   40
 . Amendments to Transfer and Servicing Agreements.........................   40
Servicing And Administration..............................................   41
 . General.................................................................   41
 . Accounts................................................................   41
 . Servicing Procedures....................................................   41
 . Payments on Student Loans...............................................   42
 . Servicer Covenants......................................................   43
 . Servicing Compensation..................................................   44
 . Net Deposits............................................................   45
 . Evidence as to Compliance...............................................   45
 . Certain Matters Regarding the Servicer..................................   45
 . Servicer Default........................................................   46
 . Rights Upon Servicer Default............................................   47
 . Waiver of Past Defaults.................................................   47
 . Administration Agreement................................................   47
 . Administrator Default...................................................   48
 . Rights Upon Administrator Default.......................................   48
 . Statements to Indenture Trustee and Trust...............................   49
 . Evidence as to Compliance...............................................   50
Trading Information.......................................................   50
 . Pool Factors............................................................   51
Description Of The Notes..................................................   53
 . General.................................................................   53
 . Principal and Interest on the Notes.....................................   53
 . The Indenture...........................................................   54
  General.................................................................   54
  Modification of Indenture...............................................   54
  Events of Default; Rights Upon Event of Default.........................   55

                                                                            Page
                                                                            ----
  Certain Covenants.......................................................   57
  Indenture Trustee's Annual Report.......................................   58
  Satisfaction and Discharge of Indenture.................................   58
  The Indenture Trustee...................................................   58
Description Of The Certificates...........................................   59
 . General.................................................................   59
 . Distributions on the Certificate Balance................................   59
Certain Information Regarding the Securities..............................   60
 . Fixed Rate Securities...................................................   60
 . Floating Rate Securities................................................   60
 . Distributions...........................................................   60
 . Credit and Cash Flow or other Enhancement or Derivative Arrangements....   61
 . Insolvency Events.......................................................   62
 . Book-Entry Registration.................................................   62
 . Definitive Securities...................................................   66
 . List of Securityholders.................................................   67
 . Reports to Securityholders..............................................   67
Certain Legal Aspects Of The Student Loans................................   67
 . Transfer of Student Loans...............................................   67
 . Consumer Protection Laws................................................   68
 . Loan Origination and Servicing Procedures Applicable to Student Loans...   69
 . Student Loans Generally Not Subject to Discharge in Bankruptcy..........   69
U.S. Federal Income Tax Consequences......................................   69
 . Tax Characterization of the Trust.......................................   70
 . Tax Consequences to Holders of Notes....................................   70
  Treatment of the Notes as Indebtedness..................................   70
  Stated Interest.........................................................   71

                                                                            Page
                                                                            ----
  Original Issue Discount.................................................   71
  Market Discount.........................................................   72
  Amortizable Bond Premium................................................   72
  Election to Treat all Interest as OID...................................   73
  Sale or Other Disposition...............................................   73
  Waivers and Amendments..................................................   73
  Information Reporting and Backup Withholding............................   73
  Tax Consequences to Foreign Investors...................................   74
Tax Consequences to Holders of the Certificates...........................   75
  Treatment of the Trust as a Partnership.................................   75
  Partnership Taxation....................................................   75
  Discount and Premium....................................................   77
  Distributions to Certificateholders.....................................   77
  Section 708 Termination.................................................   78
  Disposition of Certificates.............................................   78
  Allocations Between Transferors and Transferees.........................   78
  Section 754 Election....................................................   78
  Administrative Matters..................................................   79
  Foreign Investors.......................................................   80
  Backup Withholding......................................................   80
State Tax Consequences....................................................   81
ERISA Considerations......................................................   81
 . The Notes...............................................................   82
 . The Certificates........................................................   83
Available Information.....................................................   83
Reports To Securityholders ...............................................   84
Incorporation Of Certain Documents By Reference...........................   84
The Plan Of Distribution..................................................   85
Legal Matters.............................................................   86
Appendix A: Federal Family Education Loan Program.........................  A-1
Appendix B: Global Clearance, Settlement and Tax Documentation
  Procedures..............................................................  B-1

                               PROSPECTUS SUMMARY

  This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties

 .   Issuer..............    A Delaware business trust to be formed for each
                            series of securities under a trust agreement between the seller and an eligible lender trustee.

 .   Seller..............    The seller is SLM Funding Corporation, a wholly
                            owned, special purpose subsidiary of the Student Loan Marketing Association, also known as Sallie Mae. Because the seller is not an institution eligible to hold legal title to student loans, an interim eligible lender trustee specified in the related prospectus supplement will hold legal title to the student loans on behalf of the seller. References to the "seller" also include the interim trustee where the context involves the holding or transferring of legal title to the student loans.

 .   Eligible Lender
    Trustee.............
                            For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related trust. See "Formation of the Trusts--Eligible Lender Trustee" in this prospectus.

 .   Servicer............
                            The servicer is Sallie Mae Servicing Corporation, a wholly owned subsidiary of SLM Holding Corporation and an affiliate of Sallie Mae, or another third-party servicer specified in the related prospectus supplement. Sallie Mae Servicing Corporation manages and operates Sallie Mae's loan servicing functions for Sallie Mae, its affiliates and various unrelated parties. Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers. See "Servicing and Administration--Certain Matters Regarding the Servicer" in this prospectus.

 .   Indenture Trustee...    For each series of securities, the related
                            prospectus supplement will specify the indenture trustee for the notes. See "Description of the Notes--The Indenture--The Indenture Trustee" in this prospectus.

 .   Administrator.......    Sallie Mae will act as administrator of each trust.
                            Under the circumstances described in this prospectus, Sallie Mae may transfer its obligations as administrator. See "Servicing and
                            Administration--Administration Agreement."

The Notes                   Each series of securities will include one or more
                            classes of student loan-backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement.

                            The notes will be available for purchase in multiples of $1,000. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities."

                            Each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:

                                .   fixed,

                                .   variable,

                                .   adjustable,

                                .   auction-determined, or

                                .   any combination of these rates.

                            The related prospectus supplement will specify:

                                .   the principal amount of each class of
                                    notes; and

                                . the interest rate for each class of notes or the method for determining the interest rate.

                            See "Description of the Notes--Principal and Interest on the Notes."

                            If a series includes two or more classes of notes:

                                .   the timing and priority of payments,
                                    seniority, interest rates or amount of
                                    payments of principal or interest may
                                    differ for each class; or

                                .   payments of principal or interest on a
                                    class may or may not be made, depending on whether specified events occur.

                            The related prospectus supplement will provide this information.

The Certificates            Each series of securities may also include one or
                            more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

                            Certificates will be available for purchase in a minimum denomination of $100,000 and additional increments of $1,000. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities-- Book-Entry Registration" and "--Definitive Securities."

                            Each class of certificates will have a stated certificate balance. The certificates will yield a return on that balance at a specified certificate rate. The rate of return may be:

                                .   fixed,

                                .   variable,

                                .   adjustable,

                                .   auction-determined, or

                                .   any combination of these rates.

                            The related prospectus supplement will specify:

                                . the certificate balance for each class of certificates; and

                                .   the rate of return for each class of
                                    certificates or the method for determining the rate of return.

                            If a series includes two or more classes of certificates:

                                . the timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and

                                . distributions on a class may or may not be made, depending on whether specified events occur.

                            The related prospectus supplement will provide this information.

                            See "Description of the Certificates--Distributions on the Certificate Balance."

                            Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.

Assets of the Trust         The assets of each trust will include a pool of
                            student loans. They may be:

                                . education loans to students or parents of students made under the Federal Family Education Loan Program; or

                                .   if so specified in the prospectus
                                    supplement, other education loans not made under the Federal Family Education Loan Program.

                            Unless we say otherwise in this prospectus or in a prospectus supplement, "student loans" refer to loans made under the Federal Family Education Loan Program. Student loans owned by a specific trust are called "trust student loans".

                            The assets of the trust will include rights to receive payments made on these student loans and any proceeds related to them.

                            The seller will purchase the student loans from Sallie Mae or another eligible lender specified in the related prospectus supplement under a purchase agreement. The student loans will be selected based on criteria listed in that purchase agreement. The seller will sell the student loans to the trust under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement. See "Formation of the Trusts--The Trusts."

                            Each student loan sold to a trust will be 98% guaranteed--or 100% for student loans disbursed before October 1, 1993--as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See "Appendix A --Federal Family Education Loan Program--Guarantors under the FFELP."

                            A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.

Collection Account
                            For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Pre-Funding Account         A prospectus supplement may indicate that a portion
                            of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the trust. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

Reserve Account
                            The administrator will establish an account for each series called the reserve account. This account will be in the name of the indenture trustee and will be an asset of the trust. On the closing date, the seller will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supplemented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

                            The prospectus supplement for each trust will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Credit and Cash Flow or     Credit or cash flow enhancement for any series of
other Enhancement or        securities may include one or more of the
Derivative Arrangements     following:

                                .   subordination of one or more classes of
                                    securities;

                                .   a reserve account or a cash collateral
                                    account;

                                .   overcollateralization;

                                .   letters of credit, credit or liquidity
                                    facilities;

                                .   surety bonds;

                                .   guaranteed investment contracts;

                                .   interest rate, currency or other swaps,
                                    exchange agreements, interest rate
                                    protection agreements, repurchase
                                    obligations, put or call options and other yield protection agreements;

                                .   agreements providing for third party
                                    payments; or

                                .   other support, deposit or derivative
                                    arrangements.

                            If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions. See "Certain Information Regarding the Securities--Credit and Cash Flow or other Enhancement or Derivative Arrangements" in this prospectus.

Purchase Agreements         For each trust, the seller will acquire the related
                            student loans under a purchase agreement. The seller will assign its rights under the purchase agreement to the eligible lender trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements" in this prospectus.

Sale Agreements             The seller will sell the trust student loans to the
                            trust under a sale agreement. The eligible lender trustee will hold legal title to the trust student loans. The trust will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements" in this prospectus.

Servicing Agreements
                            The servicer will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with the Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on the trust student loans. See "Servicing and Administration" in this prospectus.

Servicing Fee               The servicer will receive a servicing fee specified
                            in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

                            The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

                            See "Servicing and Administration--Servicing
                            Compensation" and "Description of the Securities-- Servicing Compensation" in this prospectus and in the related prospectus supplement.

Administration              Sallie Mae, in its capacity as administrator,
Agreement                   entered into a master administration agreement with
                            the seller in May 1997. Sallie Mae and the seller also will enter into a supplement to the master administration agreement with each trust, the eligible lender trustee, the servicer and the indenture trustee. Under these agreements, Sallie
                            Mae will undertake specific administrative duties for each trust. See "Servicing and Administration--
                            Administration Agreement" in this prospectus.

Administration Fee          The administrator will receive an administration
                            fee specified in the related prospectus supplement.
                            It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement. See "Servicing and
                            Administration--Administration Agreement" in this prospectus.

Representations and         Under the sale agreement for each trust, the seller
Warranties of the           will make specific representations and warranties
Seller                      to the trust concerning the student loans. The
                            seller will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of the seller's representations or warranties, unless the seller can cure the breach within the period specified in the applicable prospectus supplement.
                            Alternatively, the seller may
                            substitute qualified substitute student loans rather than repurchasing the affected loans.
                            Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the seller in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:

                                .   principal balance;

                                .   status--in-school, grace, deferment,
                                    forbearance or repayment;

                                .   program type--Unsubsidized Stafford,
                                    Subsidized Stafford, PLUS, SLS,
                                    Consolidation or non-Federal Family
                                    Education Loan Program loans;

                                .   school type;

                                .   total return; and

                                .   remaining term to maturity.

                            Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.

                            In addition, the seller has an obligation to reimburse the trust for:

                                . any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

                                . any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the seller's representations and warranties.

                            See "Transfer and Servicing Agreements--Sale of Student Loans to the Trust; Representations and Warranties of the Seller."

Representations and         In each purchase agreement, Sallie Mae or other
Warranties of Sallie        specified eligible lender will make representations
Mae                         and warranties to the seller concerning the student
                            loans covered by that purchase agreement. These representations and warranties will be similar to the representations and warranties made by the seller under the related sale agreement. Sallie Mae will have repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the seller under the sale agreement.

                            See "Transfer and Servicing Agreements--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae."

Covenants of the
Servicer The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act. It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor's obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

                            If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.

                            In addition, the servicer has an obligation to reimburse the trust for:

                                . any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and

                                . any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer's covenants.

                            See "Servicing and Administration--Servicer
                            Covenants."

Optional Purchase           The seller may, at its option, purchase, or arrange
                            for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The seller's exercise of this purchase option will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools--
                            Termination" in this prospectus.

Auction of Trust Assets     The indenture trustee will offer for sale all
                            remaining trust student loans at the end of the collection period when their pool balance reduces to 10% or less of the initial pool balance. An auction will occur only if the seller has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools--
                            Termination" in this prospectus and "Auction of Trust Assets" in the related prospectus supplement.

Tax Considerations
                            On the closing date for a series, Shearman &
                            Sterling or another law firm identified in the applicable prospectus supplement, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:

                                .   the notes of that series will be
                                    characterized as debt; and

                                . the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.

                            In addition, a firm identified in the applicable prospectus supplement as Delaware tax counsel will deliver an opinion that:

                                . the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and

                                .   holders of the securities that are not
                                    otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.

                            By acquiring a note, you will agree to treat that note as indebtedness. By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for federal income tax purposes, or as otherwise described in the related prospectus supplement.

                            See "U.S. Federal Income Tax Consequences" and "State Tax Consequences."

ERISA Considerations        A fiduciary of any employee benefit plan or other
                            retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA
                            Considerations" in this prospectus and in the related prospectus supplement.

Capital Treatment of        The Board of Governors of the Federal Reserve
the Notes                   System, the Office of the Comptroller of the
                            Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have advised us in letters addressed to the seller that notes backed by Federal Family Education Loan Program loans are eligible for 20% risk-based capital treatment. These regulators further advised us generally that if any trust student loan was disbursed on or after October 1, 1993, consistent with the Higher Education Act's two percent lender risk sharing provisions, only 98% of each note would be eligible for the 20% risk category. Most of the student loans sold by the Seller will be disbursed on or after October 1, 1993 and, accordingly, only 98% of each note is eligible for the 20% risk category. The letters from the banking regulators did not address the certificates' eligibility for the 20% risk category.

                            In addition, we have received letters from the banking regulators for France, Germany, Italy, Japan, Luxembourg, the Netherlands, Switzerland and the United Kingdom, in each case advising us that the notes may be eligible for 20% risk-based capital treatment. The Netherlands banking regulator further advised us that it considers the Federal Family Education Loan Program loans to be a homogenous pool of assets and, accordingly, will make no distinction between trust student loans disbursed before and after October 1, 1993. With the exception of the French,

                            German, Japanese and Swiss banking regulators, whose advice does not address the matter, the European bank authorities have advised us that they will treat trust student loans disbursed on or after October 1, 1993 in a manner consistent with the advice we received from the United States banking regulators.

Ratings All of the securities will be rated in one of the four highest rating categories. The related prospectus supplement will specify the ratings for the securities.

                                 RISK FACTORS

  You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities       The securities may not provide a regular or
May Not Provide Regular      predictable schedule of payments or payment on
or Predictable Payments,     any specific date. Accordingly, you may not
You May Not Receive The      receive the return on investment that you
Return on Investment         expected.
That You Expected

If a Secondary Market        The securities will be a new issue without an
For Your Securities Does     established trading market. We do not intend to
Not Develop, The Value       list the securities on any national exchange. As
of Your Securities May       a result, we can not assure you that a secondary
Diminish                     market for the securities will develop. If a
                             secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.

The Trust Will Have          The trust will not have, nor will it be permitted
Limited Assets From          to have, significant assets or sources of funds
Which To Make Payments       other than the trust student loans, the guarantee
On The Securities, Which     agreements, and, if so provided in the related
May Result In Losses         prospectus supplement, a reserve account and
                             other credit or cash flow enhancements.

                             Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the reserve account and any other credit or cash flow enhancement to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.

You May Incur Losses Or      The majority of the student loans owned by the
Delays In Payments On        trust will be only 98% guaranteed. If a borrower
Your Securities If           defaults on a student loan that is only 98%
Borrowers Default On The     guaranteed, the related trust will experience a
Student Loans                loss of approximately 2% of the outstanding
                             principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.

If A Guarantor Of The        All of the student loans will be unsecured. As a
Student Loans                result, the primary security for payment of a
Experiences Financial        student loan is the guarantee provided by the
Deterioration Or             applicable guarantor. Student loans acquired by
Failure, You May Suffer      each trust will be subject to guarantee
Delays In Payment Or         agreements with a number of individual
Losses On Your               guarantors. A deterioration in the financial
Securities                   status of a guarantor and its ability to honor
                             guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor's financial condition could be adversely affected by a number of factors including:

                                 .   the amount of claims made against that
                                     guarantor as result of borrower defaults;

                                 .   the amount of claims reimbursed to that
                                     guarantor from the Department of
                                     Education, which range from 75% to 100%
                                     of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and

                                 .   changes in legislation that may reduce
                                     expenditures from the Department of
                                     Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.

                             If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.

The Department Of            If a guarantor is unable to meet its guarantee
Education's Failure To       obligations, the trust may submit claims directly
Make Reinsurance             to the Department of Education for payment. The
Payments May Negatively      Department of Education's obligation to pay
Affect The Timely            guarantee claims directly is dependent upon it
Payment Of Principal And     determining that the guarantor is unable to meet
Interest On Your             its obligations. If the Department of Education
Securities                   delays in making this determination, you may
                             suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

                             A borrower may prepay a student loan in whole or
You Will Bear Prepayment     in part, at any time. The likelihood of
And Extension Risk Due       prepayments is higher as a result of federal loan
To Actions Taken By          consolidation programs. In addition, a trust may
Individual Borrowers And     receive unscheduled payments due to defaults and
Other Variables Beyond       to purchases by the servicer or the seller. The
Our Control                  rate of prepayments on the student loans may be
                             influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy.
                             Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

                             On the other hand, the student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. The amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the trust student loans. In addition, the failure of a guarantor to timely meet its guarantee obligations could also reduce the amount of funds available for distribution to you on a given distribution date. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

                             The seller's option to terminate a trust early and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.

                             The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

You May Be Unable To         Asset-backed securities usually produce increased
Reinvest Principal           principal payments to investors when market
Payments At The Yield        interest rates fall below the interest rates on
You Earn On The              the collateral--student loans in this case--and
Securities                   decreased principal payments when market interest
                             rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities.
                             Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With     The Higher Education Act requires lenders making
Student Loan Origination     and servicing student loans and the guarantors
And Servicing Procedures     guaranteeing those loans to follow specified
Could Jeopardize             procedures, including due diligence procedures,
Guarantor, Interest          to ensure that the student loans are properly
Subsidy And Special          made, disbursed and serviced.
Allowance Payments On
The Student Loans, Which     Failure to follow these procedures may result in:
May Result In Delays In
Payment Or Losses On             .   the Department of Education's refusal to
Your Securities                      make reinsurance payments to the
                                     applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

                                 .   the guarantors' inability or refusal to
                                     make guarantee payments on the trust
                                     student loans.

                             Loss of any program payments could adversely affect the amount of available funds and the trust's ability to pay principal and interest on your securities.

The Inability Of The         Under some circumstances, the trust has the right
Seller Or The Servicer       to require the seller or the servicer to purchase
To Meet Its Repurchase       or substitute for a trust student loan. This
Obligation May Result In     right arises generally if a breach of the
Losses On Your               representations, warranties or covenants of the
Securities                   seller or the servicer, as applicable, has a
                             material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that the seller or the servicer will have the financial resources to make a purchase or substitution. In this case, you, rather than the seller or servicer, will bear any resulting loss.

The Noteholders' Right       The noteholders have the ability, with specified
To Waive Defaults May        exceptions, to waive defaults by the servicer or
Adversely Affect             the administrator, including defaults that could
Certificateholders           materially and adversely affect the
                             certificateholders.

Subordination Of The         Payments on the certificates may be subordinated
Certificates Or Some         to payments due on the notes of that series. In
Classes Of Notes Results     addition, some classes of notes may be
In A Greater Risk Of         subordinate to other classes. Consequently,
Losses Or Delays In          holders of the certificates and the holders of
Payment On Those             some classes of notes may bear a greater risk of
Securities                   losses or delays in payment. The prospectus
                             supplement will describe the nature and the extent of any subordination.

The Securities May Be        The securities may be repaid before you expect
Repaid Early Due To An       them to be if:
Auction Sale Or The
Exercise Of The Purchase         .   the indenture trustee successfully
Option. If This Happens,             conducts an auction sale or
Your Yield May Be
Affected And You Will            .   the seller exercises its option to
Bear Reinvestment Risk               purchase all the trust student loans.

                             Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

The Principal Of The         Sallie Mae currently offers various incentive
Student Loans May            programs to borrowers. The servicer may also make
Amortize Faster Because      these incentive programs available to borrowers
Of Incentive Programs        with trust student loans. Any incentive program
                             that effectively reduces borrower payments or principal balances on trust student loans and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payment from Sallie Mae in an amount sufficient to offset the effective yield reductions. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.

You Might Incur A Loss       The servicer will remit collections on trust
Because Of Commingling       student loans to the administrator, rather than
Of Assets                    directly to the collection account, as long as
                             the administrator meets specified ratings-related criteria.

                             The servicer will remit all these collections within two business days of receipt to the administrator. The administrator, then, will remit all amounts received from the servicer to the collection account by the business day preceding each monthly servicing payment date and by the business day preceding each distribution date. The administrator will also deposit the purchase amount received on student loans purchased by the seller or the servicer into the collection account by the business day before each distribution date.

                             The administrator may invest collections pending deposit into the collection account, at its own risk and for its own benefit. It will not segregate these funds. If the administrator is unable to remit these funds, securityholders might incur a loss.

Payment Offsets By           The eligible lender trustee may use the same
Guarantors Or The            Department of Education lender identification
Department Of Education      number for student loans in a trust as it uses
Could Prevent The Trust      for other student loans it holds on behalf of
From Paying You The Full     other trusts established by the seller. If so,
Amount Of The Principal      the billings submitted to the Department of
And Interest Due On Your     Education and the claims submitted to the
Securities                   guarantors will be consolidated with the billings
                             and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

                             If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

                             The servicing agreement for your securities and other servicing agreements of the seller will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A Servicer Default May       If a servicer default occurs, the indenture
Result In Additional         trustee or the noteholders in a given series of
Costs, Increased             securities may remove the servicer without the
Servicing Fees By A          consent of the eligible lender trustee or any of
Substitute Servicer Or A     the certificateholders of that series. Only the
Diminution In Servicing      indenture trustee or the noteholders, and not the
Performance, Any Of          eligible lender trustee or the
Which May Have An            certificateholders, have the ability to remove
Adverse Effect On Your       the servicer if a servicer default occurs. In the
Securities                   event of the removal of the servicer and the
                             appointment of a successor servicer, we cannot predict:

                                 . the cost of the transfer of servicing to the successor,

                                 .   the ability of the successor to perform
                                     the obligations and duties of the
                                     servicer under the servicing agreement,
                                     or

                                 .   the servicing fees charged by the
                                     successor.

                             In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.

The Bankruptcy Of The        We have taken steps to assure that the voluntary
Seller Or Sallie Mae         or involuntary application for relief by Sallie
Could Delay or Reduce        Mae under the United States Bankruptcy Code or
Payments On Your             other insolvency laws will not result in
Securities                   consolidation of the assets and liabilities of
                             the seller with those of Sallie Mae. However, we cannot guarantee that the activities of the seller will not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of Sallie Mae in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against the seller, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

                             Sallie Mae and the seller intend that each transfer of student loans by Sallie Mae to the seller will constitute a true sale to the seller. If a transfer constitutes a true sale, the student loans and their proceeds would not be property of Sallie Mae should it become the subject of any insolvency law.

                             If Sallie Mae were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or Sallie Mae itself were to take the position that the sale of student loans should instead be treated as a pledge of the student loans to secure a borrowing of Sallie Mae, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

                             If the transfer of student loans by Sallie Mae to the seller is treated as a pledge instead of a sale, a tax or government lien on the property of Sallie Mae arising before the transfer of those student loans to the seller may have priority over that trust's interest in the student loans.

The Indenture Trustee        Generally if an event of default occurs under an
May Have Difficulty          indenture, the indenture trustee may sell the
Liquidating Student          trust student loans, without the consent of the
Loans After An Event Of      certificateholders. However, the indenture
Default                      trustee may not be able to find a purchaser for
                             the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.

The Federal Direct           The federal direct student loan program,
Student Loan Program         established under the Higher Education Act, has
Could Result In Reduced      resulted and may continue to result in reductions
Revenues For The             in the volume of loans made under the Federal
Servicer And The             Family Education Loan Program. If so, the
Guarantors                   administrator and the servicer may experience
                             increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans.
                             This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal
                             Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal
                             Family Education Loan Program and result in prepayments of student loans held by the trust.

                             The Higher Education Act or other relevant
Changes In Law May           federal or state laws, rules and regulations may
Adversely Affect Student     be amended or modified in the future in a manner
Loans, The Guarantors,       that could adversely affect the federal student
The Seller Or Sallie Mae     loan programs as well as the student loans made
And, Accordingly,            under these programs and the financial condition
Adversely Affect Your        of the guarantors. Among other things, the level
Securities                   of guarantee payments may be adjusted from time
                             to time. Future changes could affect the ability of Sallie Mae, the seller or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.

The Use Of Master            Beginning on July 1, 1999, a master promissory
Promissory Notes May         note may evidence any student loan made to a
Compromise The Indenture     borrower under the Federal Family Education Loan
Trustee's Security           Program. If a master promissory note is used, a
Interest In The Student      borrower executes only one promissory note with
Loans                        each lender. Subsequent student loans from that
                             lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

                             Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

                             It is possible that student loans transferred to the trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.

Withdrawal Or Downgrade      The related prospectus supplement will specify
Of Initial Ratings May       the required ratings for the securities. A
Decrease The Prices Of       security rating is not a recommendation to buy,
Your Securities              sell or hold securities. Similar ratings on
                             different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

                            FORMATION OF THE TRUSTS

The Trusts

  The seller will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

  . acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

  .   issue the securities;

  .   make payments on the securities; and

  .   engage in other incidental or related activities.

  Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to purchase the trust student loans.

  Following the purchase of the trust student loans, the assets of the trust will include:

  . the trust student loans themselves, legal title to which the eligible lender trustee will hold;

  . all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and Department of Education payments;

  . all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

  . rights under the related transfer and servicing agreements, including the right to require Sallie Mae, the seller or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

  .   rights under the guarantee agreements with guarantors; and

  .   any other property described in the prospectus supplement.

  The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

  The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

  The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

  The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

                                USE OF PROCEEDS

  On the closing date specified in the applicable prospectus supplement, the eligible lender trustee, on behalf of the trust, will purchase student loans from the seller and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The eligible lender trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. The seller will use the money it receives for general corporate purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

                    SALLIE MAE, THE SELLER AND THE SERVICER

Sallie Mae

  Congress chartered the Student Loan Marketing Association, or Sallie Mae, in 1972 as a government-sponsored enterprise or GSE. It is a for-profit, stockholder-owned corporation that provides a national secondary market for federally sponsored student loans and serves as a source of credit to participants in the post-secondary education-lending sector. It also engages in other credit, service and investment operations related to higher education finance. Sallie Mae will provide management and administrative services to the trusts as administrator.

  Sallie Mae's structure and the scope of its business activities appear in
Section 439, Part B, Title IV of the Higher Education Act. These provisions of the Higher Education Act, including Sallie Mae's charter, are subject to legislative change from time to time. See "The Student Loan Pools--Sallie Mae's Student Loan Financing Business" in this prospectus.

  On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996, known as the Privatization Act, became effective. The Privatization Act authorized the creation of a state-chartered holding company. Under the Privatization Act, this holding company can pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter.

  This reorganization occurred on August 7, 1997. In the reorganization, SLM Holding Corporation became Sallie Mae's parent and Sallie Mae transferred various assets, including the stock of Sallie Mae Servicing Corporation, to SLM Holding Corporation. As required by the Privatization Act, all Sallie Mae employees were transferred to SLM Holding Corporation or another of its subsidiaries that is not a GSE.

  The securities are likely to be outstanding past the projected termination date of Sallie Mae's federal charter and its GSE status. Before the termination of Sallie Mae's federal charter, we expect to transfer Sallie Mae's obligations under the purchase agreements, including its obligation to repurchase non-qualifying loans from the seller, and its obligations under the administration agreement, to an affiliate of Sallie Mae. See "Transfer and Servicing Agreements--Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae" and "Servicing and Administration-- Administration Agreement" in this prospectus.

The Seller

  SLM Funding Corporation is a wholly owned subsidiary of Sallie Mae incorporated in Delaware on July 25, 1995. It has only limited purposes, which include purchasing student loans from Sallie Mae, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 777 Twin Creek Drive, Killeen, Texas 76543. Its telephone number is (817) 554-4500.

  The seller has taken steps intended to prevent any application for relief by Sallie Mae under any insolvency law from resulting in consolidation of the assets and liabilities of the seller with those of Sallie Mae. These steps include its creation as a separate, limited-purpose subsidiary with its own corporate identity. The seller's certificate of incorporation contains limitations including:

  .   restrictions on the nature of its business; and

  . a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

  Among other things, the seller will maintain its separate corporate identity by:

  . maintaining records and books of accounts separate from those of Sallie Mae;

  .   refraining from commingling its assets with the assets of Sallie Mae;
      and

  . refraining from holding itself out as having agreed to pay, or being liable for, the debts of Sallie Mae.

  We have structured the transactions described in this prospectus to assure that the transfer of the student loans by Sallie Mae to the seller constitute a "true sale" of the student loans to the seller. If the transfer constitutes a "true sale," the student loans and related proceeds would not be property of Sallie Mae should it become subject to any insolvency law.

  Upon each issuance of securities, the seller will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by Sallie Mae to the seller would be characterized as a "true sale" and the student loans and related proceeds would not be property of Sallie Mae under the insolvency laws.

  The seller will also represent and warrant that each sale of student loans by the seller to the trust is a valid sale of those loans. In addition, the seller, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale. The seller and Sallie Mae will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Servicer

  Sallie Mae Servicing Corporation will service the trust student loans on behalf of each trust. It is a wholly owned subsidiary of SLM Holding Corporation and an affiliate of Sallie Mae. The servicer manages and operates Sallie Mae's loan servicing functions. It was incorporated in Delaware on November 1, 1995. Its principal executive offices are at 11600 Sallie Mae Drive, Reston, Virginia 20193. Its telephone number is (703) 810-3000.

  The servicer's loan servicing centers service the vast majority of student loans owned by Sallie Mae. The centers are located in Florida, Kansas, Pennsylvania and Texas. The servicer may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement.

  The prospectus supplement for a series may contain additional information concerning the administrator, the seller or the servicer.

                            THE STUDENT LOAN POOLS

  The seller will purchase the trust student loans from Sallie Mae out of the portfolio of student loans held by Sallie Mae. The trust student loans must meet several criteria, including:

  . Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the Federal Family Education Loan Program, known by its acronym, FFELP.

  . Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

  . Each loan contains terms required by the program and the applicable guarantee agreements.

  . Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

  . Each loan satisfies any other criteria described in the related prospectus supplement.

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

  The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

  .   the composition of the pool,

  . the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

  .   the borrowers' states of residence, and

  . the percentages of the student loans guaranteed by the applicable guarantors.

Sallie Mae's Student Loan Financing Business

  Sallie Mae purchases student loans insured under federally sponsored programs and makes secured loans, also known as warehousing advances, to providers of education credit. "Appendix A--Federal Family Education Loan Program" to this prospectus describes these federally sponsored programs.

  Loan Purchases. Sallie Mae purchases Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. It also originates consolidation loans and makes loans as a lender of last resort.

  Sallie Mae also purchases loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

  Sallie Mae purchases insured loans from various sources including:

  .   commercial banks, thrift institutions and credit unions,

  .   pension funds and insurance companies,

  .   educational institutions, and

  . various state and private nonprofit loan originating and secondary market agencies.

  These purchases occur at various times including:

  .   shortly after loan origination;

  .   while the borrowers are still in school;

  . just before their conversion to repayment after borrowers graduate or otherwise leave school; or

  .   while the loans are in repayment.

  In addition to buying loans on a spot basis, Sallie Mae enters into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. Sallie Mae offers these lenders commitment contracts under which they have the right or the obligation to sell Sallie Mae a specified amount of loans over a specified term, usually two to three years.

  In conjunction with commitment contracts, Sallie Mae frequently provides the selling institution with operational support in the form of either:

  . its automated loan administration system called PortSS(R) for the lender to use prior to loan sale; or

  .   its loan origination and interim servicing system called ExportSS(R).

Both PortSS and ExportSS provide Sallie Mae and the lender with the assurance that the loans will be administered by the servicer's computerized servicing systems.

  Servicing. Prior to Sallie Mae's loan purchase, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with Sallie Mae.

  The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.

  Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

  A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called "curing the defect". Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that approximately 90 percent of all rejected claims are cured within two years, either internally or through collection agencies.

  The servicer's internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. Sallie Mae also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

  Consolidation/Repayment Programs. Consolidation and repayment programs made available by Sallie Mae to student loan borrowers will continue to be made available to borrowers with trust student loans. Sallie Mae currently participates in the consolidation loan program. Therefore, the transfer and servicing agreements permit Sallie Mae to purchase student loans from the trust to effect consolidations at the request of borrowers. See "Appendix A-- The Federal Family Education Loan Program--The Consolidation Loan Program."

  In addition, Sallie Mae offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under Sallie Mae's graduated repayment program, some student loans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

  In other cases, Sallie Mae offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

  Sallie Mae also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

  Incentive Programs. Sallie Mae has offered, and intends to continue to offer, incentive programs to student loan borrowers. Three of these programs may apply to student loans owned by the trusts.

  . Great RewardsSM. Under the Great RewardsSM program, which is available for all student loans that enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

  . Great ReturnsSM. Under the Great ReturnsSM program, a borrower who makes 24 consecutive scheduled payments in a timely fashion gets a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

  . Direct Repay plan. Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

We cannot predict how many borrowers will participate in these programs.

  The incentive programs currently or in the future made available by Sallie Mae to borrowers may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments from Sallie Mae in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

  Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Payment of Notes

  Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

Seller Liability

  Under each trust agreement, the seller will agree to act as the general partner of the related trust. It will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities, other than for amounts payable by the trust on the related notes or certificates, arising out of the trust agreement as though the arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the seller was a general partner.

Termination

  For each trust, the obligations of the servicer, the seller, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

  . the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

  . the payment to the securityholders of all amounts required to be paid to them.

  The seller, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid to the seller.

  The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. Sallie Mae, its affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Sallie Mae or its affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance.

                       TRANSFER AND SERVICING AGREEMENTS

General

  The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the seller, and the purchase agreements under which the seller will acquire the student loans from Sallie Mae. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the "transfer and servicing agreements."

Purchase of Student Loans by the Seller; Representations and Warranties of Sallie Mae

  On the closing date, Sallie Mae will sell to the seller, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

  In each purchase agreement, Sallie Mae will make representations and warranties concerning the student loans. These include, among other things, that:

  . each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

  . the information provided about the student loans is true and correct as of the cutoff date,

  . each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee agreement; and

  .   each student loan is guaranteed by the applicable guarantor.

  Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the seller, Sallie Mae will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, Sallie Mae may, in its discretion, substitute qualified substitute student loans for that loan. In addition, Sallie Mae will have an obligation to reimburse the seller:

  .   for any shortfall between:

     .   the purchase amount of the qualified substitute student loans

                and

     .   the purchase amount of the trust student loans being replaced; and

  . for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

  The repurchase or substitution and reimbursement obligations of Sallie Mae constitute the sole remedy available to the seller for any uncured breach. Sallie Mae's repurchase or substitution and reimbursement obligations are contractual obligations that the seller or trust may enforce against Sallie Mae, but the breach of these obligations will not constitute an event of default under the indenture.

Sale of Student Loans to the Trust; Representations and Warranties of the Seller

  On the closing date, the seller will sell to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the seller from Sallie Mae. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the seller.

  In each sale agreement, the seller will make representations and warranties concerning the student loans to the related trust for the benefit of security holders, including representatives and warranties that are substantially the same as those made by Sallie Mae to the seller.

  Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the seller will have repurchase or substitution and reimbursement obligations that are substantially the same as those of Sallie Mae.

  The repurchase or substitution and reimbursement obligations of the seller will constitute the sole remedy available to the securityholders for any uncured breach. The seller's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture.

Custodian of Promissory Notes

  To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes representing the student loans and any other related documents. The seller's and the servicer's records will reflect the sale by Sallie Mae of the student loans to the seller and their subsequent sale by the seller to the trust.

Additional Fundings

  The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

  .   the amount in the pre-funding account on the closing date,

  .   the length of the funding period, and

  . the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

  If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

Amendments to Transfer and Servicing Agreements

  The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not reduce the percentage of the notes or certificates required to consent to an amendment, without the consent of the holders of all the outstanding notes and certificates.

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

                         SERVICING AND ADMINISTRATION

General

  The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

  For each trust, the administrator will establish a collection account with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

  For any series of securities, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

  In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

  Each trust account will be either:

  . a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

  . a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Servicing Procedures

  Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service student loans owned by Sallie Mae and in compliance with the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.

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

  The duties of the servicer include the following:

  . collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

  .   responding to inquiries from borrowers;

  .   attempting to collect delinquent payments; and

  .   sending out statements and payment coupons to borrowers.

  In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee and the securityholders, in accordance with the servicer's customary practices and as specifically required in the servicing agreement.

Payments on Student Loans

  The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

  However, for so long as:

  . either (a) the senior unsecured obligations of the administrator or of any affiliate that guarantees the obligations of the administrator have a long-term rating of not less than "AA-" or equivalent or a short-term rating of not less than "A-1" or equivalent by each of the rating agencies or (b) remittances to the administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the securities,

  .   no administrator default has occurred and is continuing, and

  . each other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied,

the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date to the extent of the servicing fee then due and on each distribution date.

  A business day is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.

  The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The seller and the servicer will pay the aggregate purchase amount of student loans repurchased by the seller or

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

purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Servicer Covenants

  For each trust, the servicer will agree that:

  . it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

  . it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

  . it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

  . it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

  Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act--currently either 98% or 100%--plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

  In addition, the servicer will be obligated to reimburse the related trust:

  .   for the shortfall, if any, between

     .   the purchase amount of any qualified substitute student loans

                and

     .   the purchase amount of the trust student loans being replaced; and

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


  . for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

  The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

  For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

  .   a specified annual percentage of the pool balance;

  . a unit amount based on the number of accounts and other activity or event related fees;

  .   any combination of these; or

  .   any other formulation described in the related prospectus supplement.

  The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

  The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

  .   collecting and posting all payments,

  .   responding to inquiries of borrowers on the trust student loans,

  .   investigating delinquencies,

  .   pursuing, filing and collecting any program payments,

  .   accounting for collections,

  .   furnishing monthly and annual statements to the trustees, and

  . paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

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

Net Deposits

  As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

  The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer's compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

  The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and eligible lender trustee notice of servicer defaults under the servicing agreement.

  You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

Certain Matters Regarding the Servicer

  The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

  Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

  . the successor to the servicer's operations assumes in writing all of the obligations of the servicer,

  . the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

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

  . the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

  Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

  . its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions, or

  . any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

  In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

  Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

  A servicer default under each servicing agreement will consist of:

  . any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee;

  . any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, eligible lender trustee or administrator or (2) to the servicer, the indenture trustee and eligible lender trustee by holders of 25% or more of the notes or certificates;

  .   the occurrence of an insolvency event involving the servicer; and

  . any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

  An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

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

  A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

  As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

  For each trust, the holders of a majority of the outstanding notes, or a majority of the outstanding certificates, in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders. No waiver will impair the noteholders' or certificateholders' rights as to subsequent defaults.

Administration Agreement

  Sallie Mae, as administrator, has entered into a master administration agreement. It also will enter into an administration agreement supplement with each trust, the seller, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

  . directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

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


  . preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

  . providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, Sallie Mae may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed Sallie Mae's duties under the administration agreement.

  Each administration agreement will provide that Sallie Mae may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

Administrator Default

  An administrator default under the administration agreement will consist of:

  . any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

  . any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

  . any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given:

     (1) to the administrator by the indenture trustee or the eligible lender trustee, or

     (2) to the administrator, the indenture trustee and the eligible lender trustee by holders of 25% or more of the notes or certificates; and

  .   the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

  As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders may remove the administrator if an administrator default occurs while the notes are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes and the certificates.

Statements to Indenture Trustee and Trust

  Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and eligible lender trustee as of the end of the preceding collection period. The statement will include:

  .   the amount of principal distributions for each class;

  . the amount of interest distributions for each class and the applicable interest rates;

  .   the pool balance at the end of the preceding collection period;

  . the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

  .   the servicing and the administration fees for that collection period;

  .   the interest rates, if available, for the next period for each class;

  . the amount of any aggregate realized losses for that collection period;

  . the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

  .   the amount of any carryover servicing fee for that collection period;

  . the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

  . the aggregate purchase amounts for any trust student loans repurchased by the seller, the servicer or Sallie Mae from the trust in that collection period;

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

  . the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

  . the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

  The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

  The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

  You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

                              TRADING INFORMATION

  The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

  .   borrower default, death, disability or bankruptcy;

  .   the closing of the borrower's school;

  .   the school's false certification of borrower eligibility;

  . liquidation of the student loan or collection of the related guarantee payments; and

  .   purchase of a student loan by the seller or the servicer.

All of the student loans are prepayable at any time without penalty.

  A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

  On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

  Some of the terms of payment that Sallie Mae offers to borrowers may extend principal payments on the securities. Sallie Mae offers some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated phased in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under the plan, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

  The servicing agreements will provide that the servicer may offer, at the request of Sallie Mae, incentive payment programs or repayment programs currently or in the future made available by Sallie Mae. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See "The Student Loan Pools--Sallie Mae's Student Loan Financing Business--Incentive Programs."

  In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

  The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

  .   the original denomination of your note or certificate; and

  .   the applicable pool factor.

Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Certain Information Regarding the Securities--Reports to Securityholders" in this prospectus.

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

                           DESCRIPTION OF THE NOTES

General

  Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

  Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company. The notes will be available for purchase in multiples of $1,000 in book-entry form only. The seller has been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

  The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the seller's exercising its option to purchase the related trust student loans.

  Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Certain Information Regarding the Securities--Distributions" and "--Credit and Cash Flow or other Enhancement or Derivative Arrangements."

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

  In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

  General. The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee and the indenture trustee.

  Modification of Indenture. With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

  However, without the consent of the holder of each affected note, no supplemental indenture will:

  . change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

  . change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

  .   change the place of payment or the payment currency for any note,

  . impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  . reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

  . modify the provisions of the indenture regarding the voting of notes held by the trust, the seller or an affiliate;

  . reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

  . modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

  . modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

  . permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

  The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

  Events of Default; Rights Upon Event of Default. An "event of default" under the indenture will consist of the following:

  . a default for five business days or more in the payment of any interest on any note after it is due;

  .   a default in the payment of the principal of any note at maturity;

  . a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes; or

  .   the occurrence of an insolvency event involving the trust.

  The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

  If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes.

  If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

  . exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture,

  .   sell those properties; or

  . elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

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


  However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

  .   the holders of all the outstanding notes consent to the sale,

  . the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale, or

  . the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes.

  Such a sale also requires the consent of the holders of a majority of the outstanding certificates unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates.

  Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

  No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  . the holder previously has given to the indenture trustee written notice of a continuing event of default,

  . the holders of not less than 25% of the outstanding notes have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

  . the holder or holders have offered the indenture trustee reasonable indemnity,

  . the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

  . no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes.

  In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  The indenture trustee, Sallie Mae, the seller, the administrator, the servicer, the eligible lender trustee in its individual capacity, the certificate holders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

  Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  . the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

  . the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

  . no default will occur and be continuing immediately after the merger or consolidation,

  . the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and

  . the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

  Each trust will not:

  . except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

  . claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

  . except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

  . permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

  . permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

  No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust--The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

  Indenture Trustee's Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

  Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

  The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

                        DESCRIPTION OF THE CERTIFICATES

General

  For each trust, one or more classes of certificates will be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

  The certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC's nominee, Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving the seller.

Distributions on the Certificate Balance

  The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, or any combination of the foregoing.

  The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

  The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

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

                 CERTAIN INFORMATION REGARDING THE SECURITIES

  Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

  Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates" in this prospectus.

Floating Rate Securities

  Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

  Floating rate securities also may have either or both of the following:

  .   a maximum limitation, or ceiling, on its interest rate, and

  .   a minimum limitation, or floor, on its interest rate.

  In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

  Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Distributions

  Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

  General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

  .   subordination of one or more classes of securities,

  .   reserve accounts,

  .   overcollateralization,

  .   letters of credit, credit or liquidity facilities,

  .   cash collateral accounts,

  .   financial insurance,

  .   commitment agreements,

  .   surety bonds,

  .   guaranteed investment contracts,

  .   swaps, including interest rate and currency swaps,

  .   exchange agreements,

  .   interest rate protection agreements,

  .   repurchase obligations,

  .   put or call options,

  .   yield protection agreements,

  .   other agreements providing for third party payments,

  .   any combination of the foregoing, or

  . other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

  The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

  Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

  Reserve Account. If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Insolvency Events

  If the seller becomes insolvent, the trust student loans will be liquidated and each trust will be terminated 90 days after the insolvency event, or as described in the related prospectus supplement. Promptly after the occurrence of an insolvency event, notice must be given to the security holders. Any failure to give any required notice, however, will not prevent or delay termination of that trust. Upon termination of the trust, the eligible lender trustee will direct the indenture trustee promptly to sell the assets of the trust other than the trust accounts in a commercially reasonable manner and on commercially reasonable terms.

  The proceeds from any liquidation of the trust student loans will be treated as collections on the loans and will be deposited in the collection account for that trust. If the proceeds and other available assets are not sufficient to pay the securities of that series in full, some or all of the noteholders and the certificateholders will incur a loss.

  Each trust agreement will provide that the eligible lender trustee may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all certificateholders, excluding the seller, of the related series. In order to commence a voluntary bankruptcy, all certificateholders, excluding the seller, must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

  Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream Banking, societe anonyme, formerly known as Cedelbank, societe anonyme, or the Euroclear System in Europe.

  Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

  Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

  DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

  Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

  Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

  DTC has advised the seller that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

  Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  Clearstream is organized under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

  The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System currently is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation.

  All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The board of the cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

  The current Euroclear operator is the Belgian branch of a New York banking corporation, which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

  Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Definitive Securities

  The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

  . the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

  . the administrator, at its option, elects to terminate the book-entry system through DTC; or

  . after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

  Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

  However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

  Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

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

List of Securityholders

  Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

  Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

  On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and Administration--Statements to the Indenture Trustee and the Trust" in this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

  Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See "U.S. Federal Income Tax Consequences" in this prospectus.

                  CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

  Sallie Mae intends that the transfer of the student loans by it to the seller will constitute a valid sale and assignment of those loans. The seller intends that the transfer of the student loans by it to the eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by Sallie Mae to the seller, or the transfer of those loans by the seller to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform

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Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

  . A financing statement or statements covering the student loans naming Sallie Mae, as debtor, will be filed under the UCC to protect the interest of the seller in the event that the transfer by Sallie Mae is deemed to be an assignment of collateral as security; and

  . A financing statement or statements covering the trust student loans naming the seller, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the seller is deemed to be an assignment of collateral as security.

  If the transfer of the student loans is deemed to be an assignment as security for the benefit of the seller or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of Sallie Mae or the seller arising before the time a student loan comes into existence may also have priority over the interest of the seller or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, Sallie Mae or the seller, as applicable, will warrant that it has transferred the student loans to the seller or the eligible lender trustee free and clear of the lien of any third party. In addition, Sallie Mae and the seller each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the seller or the eligible lender trustee.

  Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of Sallie Mae, the seller and the servicer will be marked to indicate the sale and although Sallie Mae and the seller will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the seller and to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

  .   purchased the student loans in the ordinary course of its business,

  .   took possession of the student loans, and

  . acquired the student loans for new value and without actual knowledge of the related eligible lender trustee's interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the seller and the eligible lender trustee.

Consumer Protection Laws

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some

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

state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The seller or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from Sallie Mae or the seller or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements--Sale of Student Loans to the Trust; Representations and Warranties of the Seller" and "Servicing and Administration--Servicer Covenants" in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

  The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that
(1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

  The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Student Loans Generally Not Subject to Discharge in Bankruptcy

  Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                     U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following is, in the opinion of Shearman & Sterling, Federal tax counsel to the seller and the trust, a general summary of all material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. It does not deal with U.S. federal

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


income tax consequences applicable to all categories of holders, some of which may be subject to special rules. Moreover, it does not deal with the U.S. federal income tax consequences to holders who hold the securities as part of a hedging transaction or straddle.

  There are no cases or IRS rulings on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the securities.

  The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority. These authorities are all subject to change, which change may be retroactive.

  Each trust will be provided with an opinion of Federal tax counsel regarding the U.S. federal income tax matters discussed below. An opinion of Federal tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

  For purposes of this summary, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

  Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

  Federal tax counsel may also deliver an opinion to the trust that the trust will be treated as a financial asset securitization investment trust, or FASIT, for federal income tax purposes. The following summary assumes that the trust will not intend to be treated as a FASIT. If a trust intends to qualify as a FASIT for federal income tax purposes, the prospectus supplement will indicate this and will describe the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of interests in a FASIT.

Tax Consequences to Holders of Notes

  Treatment of the Notes as Indebtedness. Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify as debt for U.S. federal income tax purposes. The seller will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the notes is correct. Treatment of the notes as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including

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


pension funds, would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses.

  Stated Interest. Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the notes.

  Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of Notes, additional tax considerations with respect to the notes will be disclosed in the prospectus supplement.

  A note will be treated as issued with OID if the excess of the note's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes, calculated using the "prepayment assumption" used in pricing the notes and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a note should be the first price at which a substantial amount of the notes is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a note of a series is generally equal to all payments on a note other than payments of "qualified stated interest." Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the note. Any de minimis OID must be included in income as principal payments are received on the notes in the proportion that each such payment bears to the original principal balance of the note.

  If the notes are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the notes issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Holders of the notes should consult their own tax advisors regarding the impact of the OID rules in the event that notes are issued with OID.

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


  In the event a holder purchases a note issued with OID at an acquisition premium--that is, at a price in excess of its "adjusted issue price" but less than its stated redemption price--the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than "qualified stated interest" payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

  An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

  Market Discount. The notes, whether or not issued with original issue discount, may be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount--that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, adjusted issue price--that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

  Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, or in the case of a note issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption.

  Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

  Amortizable Bond Premium. In general, if a holder purchases a note at a premium--that is, an amount in excess of the amount payable at maturity--the holder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the

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


other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption. A holder's tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

  Election to Treat all Interest as OID. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under Original Issue Discount. This election will generally apply only to the specific note for which it was made. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

  Sale or Other Disposition. If a holder of a note sells the note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by the holder in income with respect to the note, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the note holder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the note was held for more than one year. Capital losses generally may be used only to offset capital gains.

  Waivers and Amendments. An indenture for a series may permit noteholders to waive an event of default or rescind an acceleration of the notes in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for federal income tax purposes as a constructive exchange by a holder of the Notes for new notes, upon which gain or loss might be recognized.

  Information Reporting and Backup Withholding. The indenture trustee will be required to report annually to the Internal Revenue Service, and to each noteholder, the amount of interest paid on the notes and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients -- generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each noteholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject

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


to backup withholding. Should a non-exempt noteholder fail to provide the required certification or should the Internal Revenue Service notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

  Tax Consequences to Foreign Investors. The following information describes the material U.S. federal income tax treatment of investors in the notes that are foreign persons. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. These regulations are effective for payments made after December 31, 2000. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the notes.

  The term "foreign person" means any person other than:

  .   a citizen or resident of the United States;

  . a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

  . an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  . a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

  Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

  . is not actually or constructively a "10 percent shareholder" of the trust or a "controlled foreign corporation" with respect to which the trust is a "related person" within the meaning of the Internal Revenue Code, and

  . provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person's name and address, which certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must so inform the indenture trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years.

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

If this interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. For payments made after December 31, 2000, in the case of notes held by a foreign partnership, the partnership, in addition to providing a Form W-8IMY, must attach a Form W-8BEN received from each partner.

  Any capital gain realized on the sale or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that:

  . the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

  . in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

  If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder --although exempt from the withholding tax previously discussed if a duly executed Form 4224 or, after December 31, 2000, a Form W-8ECI is furnished--generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Tax Consequences to Holders of the Certificates

  Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the holders of the certificates will agree by their purchase of certificates, to treat the trust as a partnership for purposes of U.S. federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the holders of the certificates, including SLM Funding in its capacity as recipient of distributions from the reserve account, if any, and the notes being treated as debt of the partnership. However, the proper characterization of the arrangement involving the trust, holders of the certificates, the seller and the servicer is not clear because there is no authority on transactions comparable to those contemplated in this prospectus. It is possible that the certificates could be considered debt of the seller or the trust because the certificates have certain characteristics of debt. The following discussion assumes the certificates represent equity interests in a partnership.

  Partnership Taxation. As a partnership, the trust will not be subject to U.S. federal income tax. Rather, each holder of a certificate will be required to take into account separately its allocable share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on student loans, including appropriate adjustments for market discount, OID and bond premium, investment income from investments of amounts on deposit in any related trust accounts and any gain upon collection or disposition of student loans. Its deductions will consist primarily of interest

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

accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of student loans.

  The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement. In this case, the trust agreement and all related documents would be deemed to be the "partnership agreement." The trust agreement will provide, in general, that the holders of the certificates will be allocated items of gross income of the trust for each month equal to the sum of:

  . the return that accrues on the certificates in accordance with their terms for that month, including an amount equivalent to return on amounts previously due on the certificates but not yet distributed;

  . any trust income attributable to discount on the trust student loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; and

  . all other amounts of income payable to the holders of the certificates for that month.

Losses and deductions generally will not be allocated to the certificateholders except to the extent the servicer determines that the certificateholders are reasonably expected to bear the economic burden of losses or deductions. If a certificateholder were allocated items of loss and deduction that are characterized as capital losses, including losses recognized upon the sale, extension, revision or, in certain circumstances default of a student loan, such losses would generally be deductible by the certificateholder only against capital gain income, whether from the trust or other sources. In addition, individual certificateholders are generally subject to limitations on their ability to deduct "miscellaneous itemized deductions" of the trust, which include fees paid to the servicer but do not include interest expense on the notes. Finally, individual certificateholders may be subject to other limitations on their ability to deduct losses and other deductions, including limitations applicable to investment interest, and should consult their own tax advisors regarding such limitations. As a consequence of the above described limitations regarding deduction of losses and other trust items, a certificateholder could be required to report taxable income that is greater than the certificateholder's gross income less losses and deductions.

  Under the method of allocation described above, certificateholders may be allocated income equal to the entire certificate rate plus the other items described above, even though the trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the certificates on an accrual basis. If a certificateholder is allocated income in excess of cash distributions, its basis in the certificates will be increased by the amount of such excess, which will reduce any gain or increase any loss upon a sale or other disposition of the certificates, as described above.

  Counsel believes that this method of allocation will be valid under applicable Treasury Department regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. It is also possible that the IRS would require a trust to allocate to certificateholders net income, instead of gross income,

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


equal to the foregoing amounts, which allocations would comprise items of gross income and losses and deductions of the trust. If a trust were to allocate net income to certificateholders, a certificateholder's taxable income could exceed the amount of net income allocated because of limitations on the deductibility of capital losses and "miscellaneous itemized deductions" described above. The seller is authorized to adjust the allocations described above to reflect the economic income, gain or loss to the certificateholders, including the seller, or as otherwise required by the Internal Revenue Code.

  As an alternative to the treatment described above, the IRS might treat certificateholders as receiving guaranteed payments from a trust, in which event the payments would be treated as ordinary income but not as interest income.

  A portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will be treated as income from "debt financed property," which generally will be taxable as unrelated business taxable income.

  The trust intends to make all tax calculations relating to income and allocations to holders of the certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each student loan, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on holders of the certificates.

  Discount and Premium. To the extent that OID, if any, on the student loans exceeds a de minimis amount, the trust will have OID income. It is not clear whether the trust would be required to accrue any OID in accordance with the provisions of the Internal Revenue Code requiring use of prepayment assumptions and actual prepayment experience in the calculation of OID.

  Moreover, the purchase price paid by the trust for the student loans may be greater or less than the remaining principal balance of the student loans at the time of purchase. If so, the student loans will have been acquired at a premium or market discount, as the case may be.

  If the trust acquires the student loans at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income on the student loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

  Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds its adjusted basis in the certificates, as described below, immediately before the distribution. A certificateholder will recognize loss upon termination of the trust or termination of its interest in a trust if the trust distributes less than the certificateholder's adjusted basis in the certificates. Any gain or loss generally will be

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

long-term capital gain or loss if the certificateholder's holding period of the certificates is more than one year.

  Section 708 Termination. Under Section 708 of the Internal Revenue Code, a trust will be deemed to terminate for federal income tax purposes if within a 12-month period there is a sale or exchange of 50 percent or more of the total interest in the capital and profits of the trust. If a termination occurs with respect to the trust, it will be deemed under the Internal Revenue Code to contribute all of its assets and liabilities to a new trust that is a partnership in exchange for an interest in the new trust, and to immediately thereafter terminate and distribute that interest to the certificateholders in proportion to their respective interests in the terminated trust. A deemed termination of a trust generally should not result in any material adverse tax consequences to certificateholders, although such deemed termination may accelerate the recognition of income from the trust for certificateholders whose taxable year is different than the trust's taxable year.

  Disposition of Certificates. A holder generally will recognize capital gain or loss on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. The gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period is more than one year. A holder's tax basis in a certificate generally will equal the holder's cost, increased by its share of trust income includible in gross income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificate and the amount realized on a sale of the certificate will include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, to allocate a pro rata portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

  Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the certificate balance of certificates owned by each of them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items attributable to periods before its date of purchase.

  The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

  Section 754 Election. In the event that a certificateholder sells a certificate at a profit or loss, the purchaser will have a higher or lower basis in the certificate than the selling holder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis

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

unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make that election. As a result, a certificateholder might be allocated a greater or lesser amount of trust income than would be appropriate based on its own purchase price.

  Administrative Matters. The eligible lender trustee is required to keep or cause to be kept complete and accurate books of the trust. The trust's books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the trust will be the calendar year. The eligible lender trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificate holder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide it with the information statement described below and those nominees will be required to forward the information to the beneficial owners of certificates. Generally, holders of certificates must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless they notify the IRS of all such inconsistencies.

  Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the certificates so held, including the name, address and taxpayer identification number of the nominee, and as to each beneficial owner:

  . the name, address and taxpayer identification number of the beneficial owner,

  . whether the beneficial owner is a U.S. person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of any of them, and

  . certain information with respect to the certificates that were held, bought or sold on behalf of the beneficial owner throughout the year.

  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act that holds certificates as a nominee is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

  Unless otherwise provided by the Internal Revenue Code, applicable Treasury regulations or other pronouncements, SLM Funding will be designated as the "tax matters partner" in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three

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

years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under certain circumstances, a holder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificate holder's returns and adjustments of items not related to the income and losses of the trust.

  Foreign Investors. No regulations, published rulings or judicial decisions exist that discuss the characterization for U.S. federal withholding tax purposes with respect to non-U.S. partners of a partnership with activities substantially the same as the trust. Accordingly, the trustee intends to withhold tax in the maximum amount that could be required under different interpretations of the applicable provisions of the Internal Revenue Code.

  Interest payments made or accrued to a certificateholder who is a foreign person may be characterized as other than "portfolio interest." As a result, foreign certificateholders that do not hold their certificates in connection with the conduct of a trade or business within the United States will likely be subject to withholding tax pursuant to Section 1441 or Section 1442 of the Internal Revenue Code at a rate of 30 percent on the gross amount allocated to such certificateholders, unless the rate is reduced or eliminated pursuant to an applicable treaty. Consequently, if a holder of a certificate is a foreign person and does not provide appropriate certification that it is entitled to reduced or eliminated withholding pursuant to an applicable treaty or that it holds its certificates in connection with its conduct of a trade or business within the United States, the withholding agent will withhold from the gross amount of income of the trust allocated to foreign certificateholders at a rate of 30% in order to protect that trust from possible adverse consequences of a failure to withhold.

  A foreign certificateholder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest. However, the IRS may disagree. Finally, if the interest, gain or income on a certificate held by a foreign certificateholder is effectively connected with the conduct of a trade or business in the United States by the foreign certificateholder, the holder--although exempt from withholding tax pursuant to Section 1441 or Section 1442, as previously discussed, if a duly executed Form 4224 or, after December 31, 2000, a Form W-8ECI is furnished--generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates, including potential application of the branch profits tax in the case of a corporation.

  As a result of the foregoing, the certificates generally should not be purchased by foreign persons.

  Backup Withholding. Proceeds from the sale of the certificate will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder is a U.S. person and fails to comply with certain identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Internal Revenue Code.

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

                            STATE TAX CONSEQUENCES

  The above discussion does not address the tax treatment of the related trust or the notes, the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes and certificates.

                                     * * *

  The Federal and state tax discussions described above are included for general information only and may not be applicable depending upon each security holder's particular tax situation. Prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code, impose certain restrictions on:

  .   employee benefit plans;

  .   certain other retirement plans and arrangements, including:

     1.  individual retirement accounts and annuities,

     2.  Keogh plans, and

     3. collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code; and

  . persons who are fiduciaries with respect to the Plans in connection with the investment of plan assets.

  The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

  Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of these plans may, subject to the provisions of any other applicable federal and state law, be invested in the securities without regard to the ERISA considerations

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

described in this prospectus. However, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in
Section 503 of the Internal Revenue Code will apply.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Internal Revenue Code who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code.

The Notes

  Unless described differently in the related prospectus supplement, the notes of each series may be purchased by a Plan. A trust, the seller, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code may arise if a note is acquired by a Plan with respect to which any of the trust, the seller, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as:

  . Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

  . PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

  . PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

  . PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

  . PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

  These class exemptions may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making

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

an investment in the notes, investing Plans should determine whether the applicable trust, the seller, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, or any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

The Certificates

  Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. The purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Internal Revenue Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Internal Revenue Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code.

  By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates.

  If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                     * * *

  A Plan fiduciary considering the purchase of the securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

                             AVAILABLE INFORMATION

  SLM Funding Corporation, as the originator of each trust and the seller, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

  .   450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

  .   Seven World Trade Center, Suite 1300, New York, New York 10048; and

  .   500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330.

  The registration statement may also be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC's website located at http://www.sec.gov.

                          REPORTS TO SECURITYHOLDERS

  The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust and sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

  The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. For as long as a trust files reports under the Exchange Act, the reports will include unaudited quarterly financial statements and audited annual financial statements prepared in accordance with generally accepted accounting principles. The reports concerning the trust are required to be delivered to the holders of the securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

  The seller will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

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

Written requests for copies should be directed to SLM Funding Corporation, in care of Corporate and Investor Relations, Student Loan Marketing Association, 11600 Sallie Mae Drive, Reston, Virginia. 20193. Telephone requests for copies should be directed to (703) 810-3000.

                           THE PLAN OF DISTRIBUTION

  The seller and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, the seller will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

  The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the seller or an affiliate of the seller may offer some or all of the securities for sale directly.

  The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

  Each prospectus supplement will either:

  . show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

  . specify that the notes and certificates will be sold by the seller or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

  After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

  Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

  If an underwriter creates a short position in the securities in connection with the offering--that is, if it sells more securities than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing securities in the open market.

  An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

  Neither the seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities. In addition, neither the seller nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

  The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

  Each underwriting agreement will provide that the seller and Sallie Mae will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

  Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

  Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

  The place and time of delivery for the securities will appear in the related prospectus supplement.

                                 LEGAL MATTERS

  Marianne M. Keler, General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the seller, and Cadwalader, Wickersham & Taft, Washington, D.C., special counsel to Sallie Mae, the servicer and the seller, will give opinions on specific matters for the trust, the seller, the servicer and the administrator. Shearman & Sterling, Washington, D.C., will give an opinion on specific U.S. federal income tax matters for each trust.

  Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific Delaware state tax matters.

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

                                                                     APPENDIX A

                     FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

  The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance a portion of their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

  .   default of the borrower;

  .   the death, bankruptcy or disability of the borrower;

  . closing of the borrower's school prior to the student earning a degree, a false certification by the borrower's school or an unpaid school refund; or

  .   a determination that the borrower was not eligible for the loan.

  Subject to various conditions, a program of federal reinsurance under the Higher Education Act entitles guarantors to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment. In addition, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the Department on eligible student loans.

  Several types of student loans are currently authorized under the Higher Education Act:

  . Subsidized Stafford Loans to students who demonstrate requisite financial need;

  . Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Stafford Loans;

  . Loans called "PLUS Loans" to parents of students who are dependents and whose estimated costs of attending school exceed other available financial aid; and

  . Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

  Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to graduate and professional students, independent undergraduate students and, under some circumstances, dependent undergraduate students, to supplement their Stafford Loans.

  This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP, the guarantee agreements and the other statutes, regulations and amendments. They, however, are not complete and are qualified in their entirety by reference to each actual statute, regulation or document. Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years. Accordingly, we can not predict whether future amendments or modifications might materially change any of the programs described in this prospectus or the statutes and regulations that implement them.

Legislative and Administrative Matters

  The FFELP is subject to statutory and regulatory revision from time to time. The most recent revisions are contained in the Higher Education Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, the Higher Education Technical Amendments of 1993, the Higher Education Amendments of 1998 and the Ticket to Work and Work Incentives Improvement Act of 1999.

  The 1993 legislation made significant changes to the FFELP and created a federal direct loan program funded directly by the U.S. Department of Treasury. It also implemented a number of changes to the federal guaranteed student loan programs, including imposing on lenders or holders of guaranteed student loans certain fees, providing for two percent lender risk sharing, reducing reimbursement payments to guarantee agencies, reducing interest rates and special allowance payments for some loans, reducing the interest payable to holders of Consolidation Loans and affecting the Department's financial assistance to guarantee agencies, by, for example, reducing the percentage of claims the Department will reimburse guarantee agencies and reducing more substantially the premiums and default collections that guarantee agencies are entitled to receive and retain.

  The Act was further amended by enactment of the 1998 legislation, the general provisions of which became effective October 1, 1998 and which extended the principal provisions of the FFELP to July 1, 2003. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before January 1, 2000. The borrower interest rate on PLUS loans originated during this period will be equal to the 91-day Treasury bill rate plus 3.1 percent. Special allowance payments are also based on the 91-day Treasury bill rate plus 3.1 percent. These rate reductions were first introduced on an interim basis in temporary student loan legislation enacted into law on June 9, 1998 and effective for loans originated from July 1, 1998 through September 30, 1998.

  The 1999 act changed the financial index on which special allowance payments are computed from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders will be based upon the three-month commerical paper (financial) rate plus 2.34%, or 1.74% for in-school and grace periods. The 1999 act did not change the rate that the borrower pays on FFELP loans.

  The 1998 legislation also maintained interest rates for borrowers of Federal direct consolidation loans whose applications for such loans were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal direct consolidation loans for borrowers whose applications are received on or after February 1, 1999 and before July 1, 2003 will be a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25%. This is the same rate that the 1998 legislation sets on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2003. The 1998 legislation, as modified by the 1999 act, sets the special allowance payment rate for FFELP Consolidation Loans at the 91-day Treasury bill rate plus 3.1 percent for loans originated on or after October 1, 1998 and before January 1, 2000, and at the three-month commercial paper rate plus 2.64% for loans disbursed on or after January 1, 2000 and before July 1, 2003. The annual fee paid by lenders on FFELP Consolidation Loans was reduced under the 1998 legislation from 1.05 percent to 0.62 percent of the principal plus accrued unpaid interest on these Consolidation Loans, applications for which are received on or after October 1, 1998 and before February 1, 1999.

Eligible Lenders, Students and Educational Institutions

  Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student". A "qualified student" is defined as an individual who

  . is a United States citizen or national or is otherwise eligible under federal regulations;

  . has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

  . is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution;

  . has agreed to notify the holder of the loan promptly of any address change; and

  . meets the "need" requirements described in the application for the particular loan program, in the case of Stafford Loans.

  Eligible schools include institutions of higher education and proprietary institutions meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

  Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan and Unsubsidized Stafford Loan applicant and parents in the case of a dependent child must undergo a financial need analysis. This requires the applicant and parents in the case of a dependent child to submit a financial need analysis form to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's eligibility for grants, loans and work assistance. A student's "unmet need" is the difference between the amount of grants and Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance. Students may borrower this unmet need through Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Higher Education Act. Parents may finance the family contribution amount with their own resources or with PLUS Loans.

Special Allowance Payments

  The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each of calendar quarter.

  The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

  For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

    (1) determining the average of the bond equivalent rates of 3-month Treasury bills auctioned for that quarter;

    (2) subtracting the applicable borrower interest rate on the loan;

    (3) adding the applicable special allowance margin described in the table below; and

    (4) dividing the resultant percentage by 4.

  If the result is negative, the special allowance payment is zero.

 Date of First Disbursement       Special Allowance Margin
 --------------------------       ------------------------
 Before 10/17/86................. 3.50%
 From 10/17/86 through 09/30/92.. 3.25%
 From 10/01/92 through 06/30/95.. 3.10%
 From 07/01/95 through 06/30/98.. 2.50% for Stafford Loans and Unsubsidized
                                  Stafford Loans that are In-School, Grace or
                                  Deferment
                                  3.10% for Stafford Loans and Unsubsidized
                                  Stafford Loans that are in repayment and all
                                  other loans
 From 07/01/98 through 12/31/99.. 2.20% for Stafford Loans and Unsubsidized
                                  Stafford Loans that are In-School, Grace or
                                  Deferment
                                  2.80% for Stafford Loans and Unsubsidized
                                  Stafford Loans that are in repayment
                                  3.10% for all other loans

  For student loans disbursed on or after January 1, 2000, the special allowance percentage is computed by:

    (1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

    (2) subtracting the applicable borrower interest rate on the loan;

    (3) adding the applicable special allowance margin described in the table below; and

    (4) dividing the resultant percentage by 4.

  If the result is negative, the special allowance payment is zero.

 Date of First Disbursement       Special Allowance Margin
 --------------------------       ------------------------
 From 01/01/00 through 06/30/03.. 1.74% for Subsidized Stafford Loans and
                                  Unsubsidized Stafford Loans that are In-
                                  School, Grace or Deferment
                                  2.34% for Subsidized Stafford Loans and
                                  Unsubsidized Stafford Loans that are in
                                  repayment
                                  2.64% for all other loans

  Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually based on the 1-year Treasury bill for loans made before July 1, 1998 or based on the 3-month Treasury bill for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12%.

Stafford Loans

  For Stafford Loans, the Higher Education Act provides for:

  . federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

  . federal interest subsidy payments on eligible Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

  . special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

  We refer to all three types of assistance as "federal assistance".

  Interest. The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are summarized in the chart below.

                                                                      Maximum
      Trigger Date                    Borrower Rate                Borrower Rate    Interest Rate Margin
      ------------                    -------------                -------------    --------------------
Before 01/01/81.........                    7%                           7%                 N/A
From 01/01/81 through
 09/12/83...............                    9%                           9%                 N/A
From 09/13/83 through
 06/30/88...............                    8%                           8%                 N/A
From 07/01/88 through         8% for 48 months; thereafter,      8% for 48 months,  3.25% for loans made
 09/30/92............... 3-month Treasury + Interest Rate Margin      then 10%       before 7/23/92 and
                                                                                    for loans made on or
                                                                                     after 7/23/92 and
                                                                                   before 10/1/92 to new
                                                                                        student loan
                                                                                         borrowers;
                                                                                    3.10% for loans made
                                                                                     after 7/23/92 and
                                                                                      before 7/1/94 to
                                                                                       borrowers with
                                                                                     outstanding FFELP
                                                                                           loans
From 10/01/92 through
 06/30/94............... 3-month Treasury + Interest Rate Margin         9%                 3.10%
From 07/01/94 through
 06/30/95............... 3-month Treasury + Interest Rate Margin       8.25%                3.10%
From 07/01/95 through    3-month Treasury + Interest Rate Margin       8.25%         2.50% (In-School,
 06/30/98...............                                                            Grace or Deferment);
                                                                                    3.10% (in repayment)
From 07/01/98........... 3-month Treasury + Interest Rate Margin       8.25%         1.70% (In-School,
                                                                                    Grace or Deferment);
                                                                                    2.30% (in repayment)

  The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.

  The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

  .   the applicable maximum borrower rate

     and

  .   the sum of

     .the bond equivalent rate of 3-month Treasury bills auctioned at the final auction held before that June 1,

     and

     .the applicable interest rate margin.

  In 1992, the Higher Education Act was amended to provide that, for fixed rate Stafford Loans made on or after July 23, 1992 and loans made to new borrowers on or after July 1, 1988, the lender must convert the interest rate on those loans by January 1, 1995 to an annual variable interest rate adjusted each July 1 equal to:

  . for fixed rate Stafford Loans made between July 1, 1988 and July 23, 1992, and for fixed rate Stafford Loans made to new FFELP borrowers on or after July 23, 1992 and before October 1, 1992, the 3-month Treasury bill rate at the final auction before the preceding June 1 plus 3.25%; and

  . for fixed rate Stafford Loans made on or after July 23, 1992 to borrowers with outstanding FFELP Loans, the 3-month Treasury bill rate at the final auction before the preceding June 1 plus 3.10%,

in each case capped at the applicable interest rate for the loan that existed before the conversion. The variable interest rate conversion requirement does not apply to loans made before July 23, 1992 during the first 48 months of repayment.

  Interest Subsidy Payments. The Department of Education is responsible for paying interest on Stafford Loans:

  .   while the borrower is a qualified student,

  .   during the grace period, and

  .   during prescribed deferral periods.

  The Department of Education makes quarterly interest subsidy payments to the owner of a Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Stafford Loan has a contractual right against the United States to receive interest subsidy payments and special allowance payments in accordance with the provisions of the Higher Education Act. However, receipt of interest subsidy payments and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

  .   satisfaction of need-based criteria,

  . the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing, and

  .   continued eligibility of the loan for federal reinsurance.

  If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable federal guarantee agreements, the loan may lose its eligibility.

  Lenders, generally, receive interest subsidy payments and special allowance payments within 45 days to 60 days after the servicer submits the applicable forms for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

  Loan Limits. The Higher Education Act generally requires that eligible lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows the current and historic loan limits.

                                                 All Students       Independent Students
                                                --------------- -----------------------------
                                                  Base Amount
                                                Subsidized and     Additional
                                    Subsidized  Unsubsidized on   Unsubsidized     Maximum
       Borrower's        Subsidized on or after       or        only on or after Annual Total
     Academic Level      Pre-1/1/87   1/1/87     after 10/1/93       7/1/94         Amount
     --------------      ---------- ----------- --------------- ---------------- ------------
Undergraduate (per
 year):
  1st year..............  $ 2,500     $ 2,625       $ 2,625         $ 4,000        $  6,625
  2nd year..............  $ 2,500     $ 2,625       $ 3,500         $ 4,000        $  7,500
  3rd year and above....  $ 2,500     $ 4,000       $ 5,500         $ 5,000        $ 10,000
Graduate (per year).....  $ 5,000     $ 7,500       $ 8,500         $10,000        $ 18,500
Aggregate Limit:
  Undergraduate.........  $12,500     $17,250       $23,000         $23,000        $ 46,000
  Graduate (including
   undergraduate).......  $25,000     $54,750       $65,500         $73,000        $138,500

  For the purposes of the table above:

  . The loan limits include both Stafford Loans and federal direct student loans.

  . The amounts in the middle column represent the combined maximum loan amount per year for Stafford Loans and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Stafford Loan.

  . Independent undergraduate students, graduate students or professional students may borrow the additional amounts shown in the next to last column. Moreover, dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a PLUS Loan.

  The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program. The Department of Education has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

  Repayment. In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, as described below. Any borrower may prepay a loan voluntarily without penalty, and may waive any grace period or deferral period related to his loan. In general, each loan must be scheduled for repayment over a period of not more than ten years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to scheduled minimum repayment amounts. The Higher Education Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lower payments. The Act and related regulations require lenders to offer the choice of a standard, graduated, income-sensitive or extended repayment schedule, if applicable, to all borrowers entering repayment.

  Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following a grace period of usually six months. In addition, no principal repayments need be made, subject to some conditions, during deferral periods.

  For new borrowers whose loans are first disbursed on or after July 1, 1993, repayment of principal may be deferred, subject to a maximum deferment of three years, only:

  . while the borrower is at least a half-time student or is enrolled in an approved graduate fellowship program or rehabilitation program; or

  . when the borrower is seeking, but unable to find, full-time employment; or

  . when for any reason the lender determines that payment of principal will cause the borrower economic hardship.

  In 1992, the Higher Education Act was amended to permit, and in some cases require, "forbearance" periods from loan collection in some circumstances.

Unsubsidized Stafford Loans

  The Unsubsidized Stafford Loan program is designed for students who do not qualify for the maximum Stafford Loan due to parental and/or student income and assets in excess of prescribed amounts or who need funds in excess of the maximum permitted under Stafford Loans in order to finance their education.

  The basic terms of Unsubsidized Stafford Loans are generally the same as those of Stafford Loans, including interest rate provisions, annual loan limits and special allowance payments. The terms of the Unsubsidized Stafford Loans differ, however, in some respects from the terms of Stafford Loans. The federal government does not make interest subsidy payments on Unsubsidized Stafford Loans. The borrower must begin making interest payments on a monthly or quarterly basis or the interest will be capitalized. Subject to the same loan limits as those established for Stafford Loans, a student may borrow up to the amount of his unmet need.

PLUS and SLS Loan Programs

  The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to specific categories of students. Since July 1, 1993, only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS Loans and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, PLUS and SLS Loans differ from Stafford Loans, particularly because interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

  Loan Limits. PLUS Loans and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Limits for SLS

Loans disbursed on or after July 1, 1993 depend upon the class year of the student and the length of the academic year. The annual loan limits for SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

  After July 1, 1994, the SLS Loan program was merged with the Unsubsidized Stafford Loan program, with the borrowing limits reflecting the combined eligibility under both programs. The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

  Interest. The interest rate for a PLUS Loan or an SLS Loan depends both on the date of disbursement and the period of enrollment. The interest rates for PLUS Loans and SLS Loans are summarized in the following chart.

                                                                     Maximum       Interest Rate
      Trigger Date                    Borrower Rate               Borrower Rate       Margin
      ------------                    -------------               -------------    -------------
Before 10/01/81.........                    9%                          9%              N/A
From 10/01/81 through
 10/30/82...............                   14%                          14%             N/A
From 11/01/82 through
 06/30/87...............                   12%                          12%             N/A
From 07/01/87 through
 09/30/92............... 1-year Treasury + Interest Rate Margin         12%            3.25%
From 10/01/92 through
 06/30/94............... 1-year Treasury + Interest Rate Margin  PLUS 10%, SLS 11%     3.10%
SLS repealed 07/01/94
From 07/01/94 through
 06/30/98............... 1-year Treasury + Interest Rate Margin         9%             3.10%
After 6/30/98........... 3-month Treasury + Interest Rate Margin        9%             3.10%

  For PLUS Loans and SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS Loans and SLS Loans made on or after October 1, 1992, the trigger date is the date of the disbursement of the loan.

  For PLUS Loans or SLS Loans that carry a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

  .   the applicable maximum borrower rate

     and

  .the sum of:

     . the bond equivalent rate of 1-year Treasury bills or 3-month Treasury bills, as applicable, auctioned at the final auction held before that June 1,

            and

     .the applicable interest rate margin.

  A holder of a PLUS Loan or SLS Loan is eligible to receive special allowance payments during any quarter if:

  .the borrower rate is set at the maximum borrower rate and

  . the sum of the average of the bond equivalent rates of 3-month Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

  Repayment, Deferments. In 1992, the Higher Education Act was amended to grant to each borrower under an SLS Loan the option to defer repaying principal until he begins to repay his Stafford Loans. Otherwise, borrowers must begin to repay principal of their PLUS Loans and SLS Loans no later than 60 days after the date of disbursement, subject to the deferral and forbearance provisions. The deferral provisions which apply to PLUS Loans and SLS Loans are more limited than those applicable to Stafford Loans. However, borrowers may defer and capitalize repayment of interest during some periods of educational enrollment and periods of unemployment or hardship, as specified under the Act. Further, while interest subsidy payments are not available while repayment is being deferred, interest may be capitalized during the deferral period if the borrower does not pay the interest. Maximum loan repayment periods and minimum payment amounts for PLUS Loans and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

  The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford Loans. Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other student loan programs and student loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Consolidation Loan from the holders of his outstanding student loans. In 1998, the Act was amended to allow a lender to make a Consolidation Loan to a borrower whose loans are held by multiple lenders even if the lender making the Consolidation Loan does not hold any of the borrower's outstanding loans. A borrower who is unable to obtain a Consolidation Loan from an eligible lender or a Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Consolidation Loan under the direct loan program.

  Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Consolidation Loans received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

  To obtain a Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; and for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans only if they re-enter repayment through loan consolidation.

  In connection with applications received on or after January 1, 1993, borrowers may, within 180 days after the origination of a Consolidation Loan, add additional loans made before the origination of that Consolidation Loan; and in 1998, the Act was amended to permit student loans made within the 180-day period after the date of consolidation to be added to that Consolidation Loan. If the borrower obtains student loans after the Consolidation Loan is originated, except as provided above he may consolidate the new loans and the existing Consolidation Loan into a new Consolidation Loan. After a Consolidation Loan is consolidated with any add-on Consolidation Loans, the interest rate and term of the Consolidation Loan may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, borrowers may include federal direct loans in Consolidation Loans.

  Consolidation Loans bear interest at a rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9% for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate are rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25%. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent, subject to a cap of 8.25%.

  Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received on or after January 1, 1993, all interest of the borrower is paid during all deferral periods. However, Consolidation Loans for which applications were received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Stafford Loans. Nevertheless, in the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of subsidized Stafford Loans will retain its subsidy benefits during deferral periods. Borrowers may elect to accelerate principal payments without penalty.

  No insurance premium may be charged to a borrower or a lender in connection with a Consolidation Loan. However, a fee may be charged to the lender by a guarantor to cover the costs of increased or extended liability for a Consolidation Loan, and lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on Consolidation Loans for loans disbursed on or after October 1, 1993, and at an annualized rate of 0.62% for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for Stafford Loans.

  A borrower must begin to repay his Consolidation Loan within 60 days after his prior consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options must include the establishment of graduated or income-sensitive repayment plans, subject to limits applicable to the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. Generally, depending on the total loans outstanding, repayment may be scheduled over periods no less than ten and not more than 25 years. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Consolidation Loans of $60,000 or more.

  All eligible student loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Consolidation Loan is made.

GUARANTORS UNDER THE FFELP

Loan Guarantees

  Under the FFELP, guarantors guarantee loans made by eligible lending institutions. Student loans made before October 1, 1993 are guaranteed by guarantors as to 100% of principal and accrued interest against default, death, disability or bankruptcy. Student loans made on or after October 1, 1993 are guaranteed as to 100% of principal and accrued interest against death, disability or bankruptcy and 98% of principal and accrued interest against default. The guarantor is reimbursed by the Secretary of Education for amounts paid to lenders pursuant to agreements for reimbursement.

Guarantor Reserve Funds

  A guarantor generally pays claims to lenders for student loans that it has guaranteed using the cash and reserves that comprise its guarantee funds. In general, these funds have been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, which may be passed on to borrowers up to 1% of the principal amount of the student loan, investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary to cover the guarantor's administrative expenses.

  The Secretary is required to demand payment on September 1, 2002 of a total of one billion dollars from the funds of all the guarantors participating in the FFELP. The amounts demanded of each guarantor will be determined in accordance with formulas included in the Higher Education Act. Each guarantor is required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for its payment. The Secretary has made the determination, and advised each guarantor, of the amount required to be transferred by that guarantor. The Higher Education Act was amended in 1998 to include significant changes affecting the financial structure of guarantors in the FFELP and their sources of revenue. These changes will affect the guarantors and their guarantee funds.

  The adequacy of a guarantor's guarantee fund to meet its guarantee obligations for existing student loans also depends, in significant part, on its ability to collect revenues generated by guarantees of new student loans. The federal direct student loan program may adversely affect the volume of new guarantees. Future legislation may make additional changes to the Higher Education Act that could significantly affect the revenues received by guarantors and the structure of the guarantor program. Relevant federal laws, including the Higher Education Act, could be further changed in a manner that may adversely affect the ability of a guarantor to meet its guarantee obligations.

Federal Reimbursement Agreements

General

  Each guarantor and the Secretary of Education have entered into a federal reimbursement contract. Each contract provides that the guarantor will be reimbursed for a portion of the insurance payments that it makes to eligible lenders for loans guaranteed by the guarantor before the termination of its contract or expiration of the authority of the Higher Education Act. Under some circumstances, the Secretary can terminate federal reimbursement contracts or take other actions short of termination to protect the federal interest. See "--Department of Education Oversight" below.

  Under the Higher Education Act and the federal reimbursement contracts, the Secretary of Education currently agrees to reimburse a guarantor for the amounts it expends in the discharge of its guarantee obligation--that is, the unpaid principal balance and accrued interest on the guaranteed loans--as a result of borrower default. The Secretary currently agrees to reimburse each guarantor for:

  . up to 100% of the amounts it expends for guaranteed loans made before October 1, 1993;

  . up to 98% of the amounts it expends for guaranteed loans made on or after October 1, 1993 but before October 1, 1998; and

  . up to 95% of the amounts it expends for guaranteed loans made on or after October 1, 1998.

  Depending on the claims rate of a guarantor, the 100%, 98% or 95% reimbursement may be reduced as described in "--Effect of Annual Claims Rate on Reimbursement of Guarantors" below.

  The Secretary of Education also agrees to repay 100% of the unpaid principal balance and accrued interest on guaranteed loans that the guarantor expends in discharging its guarantee obligation as a result of the bankruptcy, death or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on whose behalf the loan was borrowed or, in some circumstances, as a result of school closure, or if a school fails to make a refund of loan proceeds which the school owed to the student's lender. The latter reimbursements are not included in the calculations of the guarantor's claims rate experience for the purpose of federal reimbursement under the contracts.

  Under present practice, after the Secretary reimburses a guarantor for a default claim paid on a guaranteed loan, the guarantor continues to seek repayment from the borrower. The guarantor returns to the Secretary any payments that it receives from the borrower after deducting and retaining:

  . a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed,

     plus

  . an amount equal to 24%--or 23% beginning on October 1, 2003, and 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan--of those payments for administrative costs.

  However, the Secretary may require that the defaulted guaranteed loans be assigned to the Department of Education. In that case, no further collections activity would be undertaken by the guarantor, and no recoveries could be paid to the guarantor.

  A guarantor may enter into an addendum to its interest subsidy agreement under which the guarantor would refer defaulted guaranteed loans to the Secretary. Those loans would then be reported to the IRS to "offset" any tax refunds which may be due the defaulted borrowers. To the extent that a guarantor originally received less than 100% reimbursement from the Secretary on a referred loan, it will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantor was not reimbursed.

Eligibility for Federal Reimbursement

  To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantor's guarantee program and meet the requirements of the regulations issued under the Higher Education Act, including borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions.

  Generally, these procedures require that the lender process the applicant's completed loan application, determine whether the applicant is an eligible borrower attending an eligible institution, explain to the borrower his responsibilities under the loan, ensure that the promissory note evidencing the loan is executed by the borrower and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist primarily of telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantor.

  A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days in most cases. However, if the first day of delinquency occurred before October 7, 1998, the default claim may be submitted after 180 days of delinquency. The lender must submit a default claim package that includes all information and documentation required under the FFELP regulations and the guarantor's policies and procedures. Under current procedures, assuming that the default claim package complies with the guarantor's loan procedures manual and regulations, the guarantor will pay the lender for a default claim within 90 days after the lender has filed its claim, which generally is expected to be 390 days following the date a loan became delinquent. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor has paid the lender for the default claim.

Effect of Annual Claims Rate on Reimbursement of Guarantors

  A guarantor's ability to meet its obligations to pay default claims on student loans that it has guaranteed will depend on the adequacy of its guarantee fund. That, in turn, will be affected by the default experience of all the lenders participating in the guarantor's guarantee program. A high default experience among participating lenders may cause the guarantor's claims rate to exceed the 5% and 9% levels described below, with the result that the Secretary of Education would reimburse the guarantor's default claims payment at lower percentages.

  In general, guarantors are currently entitled to receive reimbursement payments under federal reimbursement contracts in amounts that vary depending on their claims rate experience. A guarantor's "claims rate" is computed by dividing the total amount of its default claims since the previous September 30 by the total original principal amount of student loans in repayment on that date that it had guaranteed. The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year from October 1 through September 30 as a percentage of the original principal amount of loans under the FFELP guaranteed by the guarantor and in repayment at the end of the preceding federal fiscal year. For purposes of computing reimbursement payments to a guarantor, the original principal amount of loans in repayment means the original principal amount of all loans guaranteed by that guarantor less the sum of:

  .   the guarantee payments made on those loans;

  . the original principal amount of those loans that have been fully repaid; and

  . the original principal amount of those loans for which the first principal installment payment has not become due or the first installment need not be paid because of a deferral period.

  On October 1 of each year the claims rate begins again at zero, regardless of a guarantor's experience in preceding years.

  Under the formula,

  . if a guarantor has a claims rate throughout any federal fiscal year that does not exceed 5%, the Secretary will make federal reimbursement payment to that guarantor at

     .   100% for loans made before October 1, 1993;

     . 98% for loans made on or after October 1, 1993 but before October 1, 1998; and

     .   95% for loans made on or after October 1, 1998;

  . if, beginning at any time in a federal fiscal year, a guarantor has a claims rate that is greater than 5% but does not exceed 9%, the Secretary will make federal reimbursement payments to that guarantor at

     .   90% for loans made before October 1, 1993;

     . 88% for loans made on or after October 1, 1993 but before October 1, 1998; and

     .   85% for loans made on or after October 1, 1998;

  . if, beginning at any time in a federal fiscal year, a guarantor has a claims rate that is greater than 9%, the Secretary will make federal reimbursement payments to that guarantor at

     .   80% for loans made before October 1, 1993;

     . 78% for loans made on or after October 1, 1993 but before October 1, 1998; and

     .   75% for loans made on or after October 1, 1998.

Other Federal Agreements

  In addition to guarantees, qualified Stafford Loans and some Consolidation Loans acquired under the FFELP benefit from federal subsidies. Each guarantor and the Secretary of Education have entered into an interest subsidy agreement, which entitles the holders of eligible loans guaranteed by the guarantor to receive interest subsidy payments from the Secretary on behalf of some students while the student is in school, during the grace period after the student leaves school, and during prescribed deferment periods, in each case subject to the holders' compliance with all the requirements of the Higher Education Act. See "--Stafford Loans--Interest Subsidy Payments" above for a more detailed description of the interest subsidy payments.

Rehabilitation of Defaulted Loans

  The Secretary of Education is authorized to enter into an agreement with each guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantor must repay the Secretary an amount equal to 81.5% of the then current principal balance of the sold defaulted loan, multiplied by the reimbursement percentage in effect for the guarantor at the time the loan was reimbursed. The amount of the repayment is deducted from the amount of federal reimbursement payments for the federal fiscal year in which the repayment occurs, for purposes of determining the guarantor's reimbursement rate for that federal fiscal year.

  For a loan to be eligible for rehabilitation, the guarantor must have received consecutive payments for 12 months of amounts owed on the loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act that it would have been eligible for had no default occurred. However, no student loan may be rehabilitated more than once.

Federal Advances

  Pursuant to agreements entered into between the guarantors and the Secretary of Education under the Higher Education Act, the Secretary is authorized to advance moneys from time to time to guarantors for the purpose of establishing and strengthening their reserves. If the Secretary seeks to terminate a guarantor's federal reimbursement contract or to assume its functions, the Act currently authorizes the Secretary to make advances to the guarantor to assist it in meeting its immediate cash needs or ensuring the uninterrupted payment of claims.

Changes to Federal Agreements

  United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the federal reimbursement contracts between the Secretary of Education and the guarantors. Amendments to the Higher Education Act since 1986 have had the following effects:

  . some rights of guarantors under their contracts with the Secretary relating to the repayment of advances from the Secretary were abrogated;

  . the Secretary was authorized to withhold reimbursement payments otherwise due to guarantors until specified amounts of their reserves had been eliminated;

  .   new reserve level requirements were added for guarantors; and

  . the Secretary's authority to terminate federal reimbursement contracts and to seize guarantors' reserves was expanded.

  Future legislation could further adversely affect the rights of guarantors or holders of loans guaranteed by a guarantor under a federal reimbursement contract.

Department of Education Oversight

  The Secretary of Education has oversight powers over guarantors. Each guarantor is required to maintain its Federal Fund at a current minimum reserve level of at least 0.25% of the total amount of all outstanding student loans guaranteed by that guarantor excluding some loans transferred to that guarantor from an insolvent guarantor pursuant to a plan of the

Secretary. See "1998 Legislation" below. The Secretary can require the guarantor to submit and implement a corrective plan in the following circumstances:

  . if the guarantor falls below its minimum reserve level in two consecutive years;

  .   if the guarantor's claims rate exceeds 5% in any year; or

  . if the Secretary determines that the guarantor's administrative or financial condition jeopardizes its ability to meet its obligations.

  The Secretary of Education may terminate a guarantor's reimbursement contract in the following circumstances:

  . if the guarantor fails to timely submit an acceptable plan to improve its condition;

  .   if the Secretary determines that it is in danger of collapse; or

  . if the Secretary determines that termination is necessary to protect the federal fiscal interest or to ensure the continued availability of student loans.

  If the Department of Education has determined that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department and the Department is required to pay the full guarantee payments due, in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above. It is possible that the Department would not make this determination for any guarantor or, if it did, that the determination or the ultimate payment of the guarantee claims would not be made in a timely manner.

1998 Legislation

General

  The Higher Education Amendments of 1998, enacted October 7, 1998, made various changes to the Higher Education Act that affected guarantors, including the following:

  . Each guarantor had to establish a federal student loan reserve fund, or "federal fund", and an operating fund before December 7, 1998, that would be funded, invested and used as prescribed by the 1998 legislation.

  .   Each guarantor's sources of revenue were modified.

  .   Guarantors' additional reserves were recalled.

  . The Secretary of Education and each guarantor may enter into voluntary flexible agreements in lieu of existing agreements.

Federal Fund and Operating Fund

  Each guarantor was required to deposit, before December 7, 1998, all funds, securities and other liquid assets contained in its reserve fund into its federal fund. Each federal fund is an account selected by the guarantor with the approval of the Secretary of Education. The federal fund, as well as any nonliquid assets such as buildings or equipment developed or purchased by the guarantor in whole or in part with federal reserve funds of the guarantor, is considered to be property of the United States, prorated to the extent that an asset was developed or purchased with federal reserve funds, and must be used in the operation of the FFELP to pay lender guarantee claims, to pay default aversion fees into the guarantor's operating fund and, to the extent permitted, to make transition payments into the operating fund. The Secretary may direct a guarantor, or its officers and directors, to cease any activity involving expenditures, use or transfer of the federal fund that the Secretary determines is a misapplication, misuse or improper expenditure of the federal fund or the Secretary's share of any asset. A guarantor is required to maintain a current minimum reserve level in the federal fund of at least 0.25% of the total amount of all outstanding loans that it has guaranteed, excluding loans transferred to the guarantor from an insolvent guarantor pursuant to a plan of the Secretary.

  After the federal fund is established, the guarantor is required to deposit into the federal fund:

  .   all reinsurance payments received from the Secretary;

  . a percentage of all amounts collected from defaulted borrowers equal to the complement of the reinsurance percentage in effect when the guarantee payment was made;

  .   all insurance premiums collected from borrowers;

  . all amounts received from the Secretary as payment for supplemental pre-claims assistance activity performed before October 7, 1998;

  . 70% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed before that date; and

  .   other receipts specified in regulations of the Secretary.

  Funds transferred to the federal fund are required to be invested in low-risk securities and all earnings from the federal fund are the sole property of the United States.

  In addition, each guarantor was required to establish an operating fund before December 7, 1998. The 1998 legislation included various transition rules allowing a guarantor to transfer transition amounts from its federal fund to its operating fund from time to time during the first three years following the establishment of the operating fund for use in the performance of its duties under the FFELP. In determining the amounts that it may transfer, the guarantor must ensure that sufficient funds remain in the federal fund to pay lender claims within the required time periods and to meet reserve recall requirements. In general, the transition rules require that the federal fund be repaid any transition amounts transferred from it to the operating fund.

  The operating fund is considered to be the property of the guarantor, except for any transition amounts transferred from the federal fund. The Secretary of Education may not regulate the uses or expenditure of moneys in the operating fund other than to require necessary reports and audits, except during any period in which transition funds are owed to the federal fund. Moreover, during that period, moneys in the operating fund may only be used for expenses related to the FFELP.

  Funds deposited into the operating fund must be invested at the discretion of the guarantor in accordance with prudent investor standards, except that transition amounts transferred to the operating fund from the federal fund must be invested in the same manner as amounts in the federal fund. After establishing the operating fund, the guarantor must make the following deposits into the operating fund:

  . loan processing and issuance fees and account maintenance fees paid by the Secretary;

  .   default aversion fees;

  . 30% of administrative cost allowances received from the Secretary after October 7, 1998 for loans guaranteed before that date;

  . 24%--decreasing to 23% on and after October 1, 2003--of amounts collected on defaulted loans, excluding collected amounts required to be transferred to the federal fund; and

  .   other receipts specified in regulations of the Secretary.

  In general, funds in the operating fund will be used by the guarantor for application processing, loan disbursement, enrollment and repayment status management, default aversion activities, default collection activities, school and lender training, financial aid awareness and related outreach activities, compliance monitoring, and other student financial aid related activities, as selected by the guarantor. The guarantor may transfer funds from the operating fund to the federal fund, but any transfers are irrevocable and transferred funds become the property of the United States.

Modifications in Sources of Revenue

  The 1998 legislation made the following modifications concerning the principal sources of guarantor revenues:

  . Reinsurance payment percentages for loans made on and after October 1, 1998 were reduced as described above under "--Effect of Annual Claims Rate on Reimbursement of Guarantors".

  . The percentage of the amount of collections on defaulted loans that may be retained by a guarantor was reduced from 27% to 24%, with a further reduction to 23% on and after October 1, 2003.

  . A loan processing and issuance fee, payable by the Secretary of Education on a quarterly basis, was established equal to:

     . for loans originated during fiscal years beginning on or after October 1, 1998 and before October 1, 2003, 0.65% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor; and

     . for loans originated during fiscal years beginning on or after October 1, 2003, 0.40% of the total principal amount of loans on which insurance was issued under the FFELP during the fiscal year by the guarantor.

  . The discretionary administrative cost allowances or expenses that had been paid at a rate of 0.85% of the loans originated in each fiscal year were eliminated.

  . A default aversion fee was established. This fee, which is related to the default aversion activities that each guarantor is required to perform, is payable on a monthly basis from the federal fund to the operating fund, in an amount equal to 1% of the total unpaid principal and accrued interest on a loan for which a default claim has not been paid as a result of the loan being brought into current repayment status on or before the 300th day after the loan became 60 days delinquent.

  . An account maintenance fee was established that is payable quarterly to the Secretary. If however, nationwide caps are met, the account maintenance fee will be transferred from the federal fund to the operating fund. The account maintenance fee is equal to:

     . for fiscal years 1999 and 2000, 0.12% of the original principal amount of outstanding loans on which insurance was issued under the FFELP; and

     . for fiscal years 2001, 2002 and 2003, 0.10% of the original principal amount of outstanding loans on which insurance was issued under the FFELP.

Additional Recalls of Reserves

  The 1998 legislation directs the Secretary of Education to demand that each guarantor participating in the FFELP pay its share of the following amounts held in its federal fund:

  .  in fiscal year 2002, an aggregate of $85 million;

  .  in fiscal year 2006, an aggregate of $82.5 million; and

  .  in fiscal year 2007, an aggregate of $82.5 million.

  The share demanded from each guarantor is determined in accordance with formulas included in Section 422(i) of the Higher Education Act. If a guarantor charges the maximum permitted 1% insurance premium, however, the recall may not result in the depletion of its reserve funds below an amount equal to the amount of lender claim payments paid during the 90 days before the date of return.

Voluntary Flexible Agreements

  The 1998 legislation authorizes the Secretary of Education to enter into agreements with guarantors which modify or waive many of the requirements of the FFELP covered under existing agreements and otherwise required by the Higher Education Act.

                                                                     APPENDIX B

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in some limited circumstances, the securities will be available only in book-entry form as "Global Securities". Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

  Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

  Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

  Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities.

  Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

  Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

  Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  . borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

  . borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

              U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A holder of Global Securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  . each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

  . that holder takes one of the following steps to obtain an exemption or reduced tax rate:

  1. Exemption for non-U.S. person--Form W-8. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

  If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

  2. Exemption for non-U.S. persons with effectively connected income--Form 4224. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or, after December 31, 2000, a Form W-BECI.

  3. Exemption or reduced rate for non-U.S. persons resident in treaty countries--Form 1001. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN.

  4. Exemption for U.S. persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Global Security holder or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  For these purposes, a U.S. person is:

  .   a citizen or resident of the United States,

  . a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof,

  . an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

  . a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                         $

                         SLM Student Loan Trust 200 -


           $     Floating Rate Class A-1T Student Loan-Backed Notes
           $     Floating Rate Class A-1L Student Loan-Backed Notes

             $  Floating Rate Class A-2T Student Loan-Backed Notes
           $     Floating Rate Class A-2L Student Loan-Backed Notes

             $     Floating Rate Student Loan-Backed Certificates

                            SLM Funding Corporation
                                    Seller

                       Sallie Mae Servicing Corporation
                                   Servicer


                              -------------------

                             PROSPECTUS SUPPLEMENT

                              -------------------

                                 [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes or the certificates in any state or other jurisdiction where the offer is prohibited.

Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes or certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note or certificate must deliver a prospectus supplement and a prospectus until
[    ], 20 .

                                  [    ], 20

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

  The following table sets forth the expenses payable by us in connection with the offering of the securities being registered herein. They are estimated as follows:

   SEC registration fee.......................................... $3,176,230.19
   Legal fees and expenses.......................................    300,000.00
   Accounting fees and expenses..................................     65,000.00
   Blue Sky fees and expenses....................................     25,000.00
   Rating agency fees............................................  1,500,000.00
   Eligible Lender Trustee fees and expenses.....................    150,000.00
   Indenture Trustee fees and expenses...........................    150,000.00
   Printing expenses.............................................    500,000.00
   Miscellaneous.................................................      3,769.81
                                                                  -------------
     Total....................................................... $5,870,000.00
                                                                  =============

--------
* To be completed by amendment.

Indemnification of Directors and Officers

  As authorized by Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), SLM Funding's By-Laws provide that each director and officer of SLM Funding shall be indemnified against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of SLM Funding, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of SLM Funding, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is found to be liable for negligence or misconduct in the performance of his duty to SLM Funding, unless a court determines otherwise. We filed a copy of SLM Funding's By-Laws as Exhibit 3.1 to SLM Funding's Registration Statement on Form S-3 (File No. 333-24949).

  In addition, our Certificate of Incorporation provides that SLM Funding shall indemnify each officer and director to the fullest extent permitted by law. We filed a copy of SLM Funding's By-Laws as Exhibit 3.1 to SLM Funding's Registration Statement on Form S-3 (File No. 333-24949). Our Certificate of Incorporation provides that no director of SLM Funding shall be personally liable to us or our stockholders for monetary damages for any breach of his fiduciary duty as a director. This limitation does not apply to any liability of a director (1) for any breach of his duty of loyalty to SLM Funding or its stockholders, (2) for acts or omissions that are not in good faith or involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

  The directors and officers of SLM Funding are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

ITEM 16. Exhibits

  The following exhibits are filed herewith or incorporated by reference:

 Exhibit No.                       Description of Document
 -----------                       -----------------------
     1.1     Form of Underwriting Agreement for Notes*

     1.2     Form of Underwriting Agreement for Certificates*

     3.1     Certificate of Incorporation of SLM Funding Corporation**

     3.2     By-Laws of SLM Funding Corporation**

     3.3     Form of Certificate of Trust for the SLM Student Loan Trusts*

     4.1     Form of Indenture between the Trust and the Indenture Trustee
             (including as an exhibit thereto a form of Note)*

     4.2     Form of Trust Agreement between SLM Funding Corporation and the
             Eligible Lender Trustee (including as an exhibit thereto a form of Certificate)*

     4.3 Form of Interim Trust Agreement between SLM Funding Corporation and the Interim Eligible Lender Trustee*

     4.4     Form of Note (included as an exhibit to Exhibit 4.1)

     4.5     Form of Certificate (included as an exhibit to Exhibit 4.2)

     5       Opinion of Marianne M. Keler, Esq. with respect to legality+

     8.1     Opinion of Shearman & Sterling with respect to tax matters+

     8.2 Opinion of Delaware tax counsel with respect to certain Delaware tax matters+

    23.1     Consent of Marianne M. Keler, Esq. (included as part of Exhibit
             5)+

    23.2     Consent of Shearman & Sterling (included as part of Exhibit 8.1)+

    23.3     Consent of Cadwalader, Wickersham & Taft+

    23.4     Consent of Delaware tax counsel (included as part of Exhibit 8.2)+

    25 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee+

    99.1 Form of Sale Agreement among SLM Funding Corporation, the Trust and the Eligible Lender Trustee*

    99.2     Form of Servicing Agreement among Sallie Mae Servicing
             Corporation, the Trust, the Administrator, the Eligible Lender
             Trustee and the Indenture Trustee*

    99.3 Master Administration Agreement between the Seller and Sallie Mae, as Administrator dated May 1, 1997, including a Form of Supplement thereto among the Trust, the Eligible Lender Trustee, the Indenture Trustee, the Seller, the Servicer and Sallie Mae, as
             Administrator***

    99.4     Form of Purchase Agreement between SLM Funding Corporation and
             Sallie Mae*

--------
   * Incorporated by reference to the correspondingly numbered exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-2502)(the "1996 Registration Statement").
  ** Incorporated by reference to the correspondingly numbered exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-24949) (the "1997 Registration Statement").
 *** Incorporated by reference to the correspondingly numbered exhibit to the Post-Effective Amendment No. 1 to the 1997 Registration Statement.

   + Filed herewith.

ITEM 17. Undertakings.

  (a) As to Rule 415:

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) For purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) As to documents subsequently filed that are incorporated by reference:

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes to provide to each underwriter at the closing specified in the underwriting agreements for the notes and certificates in such denominations and registered in such names as required by that underwriter to permit prompt delivery to each purchaser.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f) The Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act of 1933, as amended.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, SLM Funding certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia on the 6th day of March, 2000.

                                          SLM Funding Corporation

                                                 /s/ Mark G. Overend
                                          By: _________________________________
                                                      Mark G. Overend
                                              President (Principal Executive
                                                         Officer)

                            POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints J. Lance Franke and Michael E. Sheehan and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and above the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on March 6, 2000 by the following persons in the capacities indicated.

                 Signature                                   Capacity
                 ---------                                   --------

            /s/ Mark G. Overend             President (Principal Executive Officer) and
___________________________________________  Director
             (Mark G. Overend)

       /s/ William M.E. Rachal, Jr.         Treasurer and Controller
___________________________________________  (Principal Accounting Officer)
        (William M.E. Rachal, Jr.)

            /s/ J. Lance Franke             Chief Financial Officer (Principal
___________________________________________  Financial Officer)
             (J. Lance Franke)               and Director

          /s/ Douglas K. Johnson            Director
___________________________________________
           (Douglas K. Johnson)

         /s/ Susan Burdick-Brennan          Director
___________________________________________
          (Susan Burdick-Brennan)

                                 EXHIBIT INDEX

 Exhibit No.                       Description of Document
 -----------                       -----------------------
     1.1     Form of Underwriting Agreement for Notes*
     1.2     Form of Underwriting Agreement for Certificates*
     3.1     Certificate of Incorporation of SLM Funding Corporation*
     3.2     By-Laws of SLM Funding Corporation**
     3.3     Form of Certificate of Trust for the SLM Student Loan Trusts*
     4.1     Form of Indenture between the Trust and the Indenture Trustee
             (including as an exhibit thereto a form of Note)*
     4.2     Form of Trust Agreement between SLM Funding Corporation and the
             Eligible Lender Trustee (including as an exhibit thereto a form of
             Certificate)*
     4.3     Form of Interim Trust Agreement between SLM Funding Corporation and the Interim Eligible Lender Trustee*
     4.4     Form of Note (included as an exhibit to Exhibit 4.1)
     4.5     Form of Certificate (included as an exhibit to Exhibit 4.2)
     5       Opinion of Marianne M. Keler, Esq. with respect to legality+
     8.1     Opinion of Shearman & Sterling with respect to tax matters+
     8.2     Opinion of Delaware tax counsel with respect to certain Delaware tax matters+
    23.1     Consent of Marianne M. Keler, Esq. (included as part of Exhibit
             5)+
    23.2     Consent of Shearman & Sterling (included as part of Exhibit 8.1)+
    23.3     Consent of Cadwalader, Wickersham & Taft+
    23.4     Consent of Delaware tax counsel (included as part of Exhibit 8.2)+
    25       Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee+
    99.1     Form of Sale Agreement among SLM Funding Corporation, the Trust and the Eligible Lender Trustee*
    99.2     Form of Servicing Agreement among Sallie Mae Servicing
             Corporation, the Trust, the Administrator, the Eligible Lender
             Trustee and the Indenture Trustee*
    99.      Master Administration Agreement between the Seller and Sallie Mae, as Administrator dated May 1, 1997, including a Form of Supplement thereto among the Trust, the Eligible Lender Trustee, the
             Indenture Trustee, the Seller, the Servicer and Sallie Mae, as
             Administrator***
    99.4     Form of Purchase Agreement between SLM Funding Corporation and
             Sallie Mae*

--------
    * Incorporated by reference to the correspondingly numbered exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-2502) (the "1996 Registration Statement").
   ** Incorporated by reference to the correspondingly numbered exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-24949) (the "1997 Registration Statement").
  *** Incorporated by reference to the correspondingly numbered exhibit to the
      Post-Effective Amendment No. 1 to the 1997 Registration Statement.
    + Filed herewith.